EXHIBIT 2.1

                                                                  EXECUTION COPY
                                                                  --------------


                           Stock Purchase Agreement

                                 by and among

                               SMTC Corporation

                   SMTC Manufacturing Corporation Of Canada

                               Qualtron Teoranta

                               Cillian Feiritear

                                 Patrick Dunne

                                 Patrick Moore

                                      and

                        Enterprise Equity (IRL) Limited

                               November 22, 2000

                               Table of Contents

                                                                                                               Page
1.       Acquisition.........................................................................................      1
         1.1.     Sale of Shares of Qualtron U.S.............................................................      1
         1.2.     Sale of Shares.............................................................................      2
         1.3.     Purchase Price for U.S. Acquisition........................................................      2
         1.4.     Purchase Price for Acquisition.............................................................      2
         1.5.     Working Capital Adjustment to Unadjusted Purchase Price....................................      2

2.       Closing.............................................................................................      4
         2.1.     Deliveries.................................................................................      4
         2.2.     Board Meeting..............................................................................      5
         2.3.     Stamping...................................................................................      5
         2.4.     Repayment by Sellers.......................................................................      6

3.       Representations and Warranties Regarding The Company................................................      6
         3.1.     Due Organization...........................................................................      6
         3.2.     Subsidiaries...............................................................................      7
         3.3.     Authorization..............................................................................      7
         3.4.     No Conflicts; Approvals....................................................................      7
         3.5.     Capitalization.............................................................................      8
         3.6.     Financial Statements; Financial Condition; Accounting Records; Current Debtors; etc........      9
         3.7.     Assets.....................................................................................     10
         3.8.     Undisclosed Liabilities and Obligations....................................................     13
         3.9.     Absence of Changes.........................................................................     13
         3.10.    Contracts..................................................................................     14
         3.11.    Labor Matters..............................................................................     16
         3.12.    Insurance..................................................................................     16
         3.13.    Compensation...............................................................................     17
         3.14.    Employee Benefit Plans; Pensions...........................................................     17
         3.15.    Litigation.................................................................................     27
         3.16.    Compliance with Law; Permits...............................................................     27
         3.17.    Brokers and Finders........................................................................     27
         3.18.    Predecessor Status; etc....................................................................     27
         3.19.    Taxes......................................................................................     27
         3.20.    Completeness...............................................................................     32
         3.21.    Government Contracts.......................................................................     33
         3.22.    Deposit Accounts; Powers of Attorney.......................................................     33
         3.23.    U.S. Environmental Matters.................................................................     33

         3.24.    Irish Environmental Matters................................................................     34
         3.25.    Illegal Payment............................................................................     35
         3.26.    Transactions with Affiliates...............................................................     35
         3.27.    Customers and Suppliers....................................................................     36
         3.28.    Restrictions on Trade......................................................................     36
         3.29.    Grants, etc. not Repayable.................................................................     37
         3.30.    Product Liability..........................................................................     37
         3.31.    Returns Up-to-Date.........................................................................     37
         3.32.    Insolvency.................................................................................     37
         3.33.    Compliance with the Companies Act, 1990....................................................     38
         3.34.    Disclosure.................................................................................     38

4.       Representations and Warranties Regarding the Sellers................................................     39
         4.1.     Due Organization; Authorization............................................................     39
         4.2.     No Conflicts; Approvals....................................................................     39
         4.3.     Title to Shares............................................................................     40
         4.4.     No Resale..................................................................................     40
         4.5.     Offshore Transactions......................................................................     40
         4.6.     Investigation; No Additional Representations; No Reliance..................................     40

5.       Representations and Warranties Regarding Parent and Buyer...........................................     40
         5.1.     Due Organization...........................................................................     41
         5.2.     Authorization..............................................................................     41
         5.3.     No Conflicts; Approvals....................................................................     41
         5.4.     Buyer Shares...............................................................................     42
         5.5.     SEC Reports................................................................................     42
         5.6.     Investigation; No Additional Representations; No Reliance, etc.............................     43
         5.7.     Prospectus Exemptions......................................................................     43
         5.8.     Exchangeable Shares........................................................................     43

6.       Covenants...........................................................................................     43
         6.1.     Access and Cooperation.....................................................................     43
         6.2.     Audited Financial Statements...............................................................     44
         6.3.     Conduct of Business Pending Closing........................................................     44
         6.4.     Prohibited Activities......................................................................     45
         6.5.     Exclusivity................................................................................     45
         6.6.     Stockholders Agreement.....................................................................     46
         6.7.     Lock-up....................................................................................     46
         6.8.     Exchange of Buyer Shares...................................................................     46
         6.9.     Piggyback Registration.....................................................................     46
         6.10.    Notification of Certain Matters............................................................     47
         6.11.    Assignment of Agencies.....................................................................     47
         6.12.    Articles of Association....................................................................     47
         6.13.    Parent Guarantee...........................................................................     47
         6.14.    Prospectus Exemptions......................................................................     47

         6.15.    Resale Restrictions........................................................................     47
         6.16.    Legend.....................................................................................     48
         6.17.    Reliance by Buyer..........................................................................     48

7.       Conditions Precedent to Obligations of the Sellers..................................................     48
         7.1.     Representations and Warranties; Performance of Obligations.................................     48
         7.2.     Proceedings Satisfactory...................................................................     49
         7.3.     No Litigation..............................................................................     49
         7.4.     Opinion of Counsel.........................................................................     49
         7.5.     Escrow Agreement...........................................................................     49

8.       Conditions Precedent to Obligations of Parent and Buyer.............................................     50
         8.1.     Representations and Warranties; Performance of Obligations.................................     50
         8.2.     Proceedings Satisfactory...................................................................     50
         8.3.     No Litigation..............................................................................     50
         8.4.     Escrow Agreement...........................................................................     50
         8.5.     Stockholders Agreement.....................................................................     50
         8.6.     Sellers Release............................................................................     50
         8.7.     Resignations of Directors and Officers.....................................................     50
         8.8.     Employment Agreements......................................................................     51
         8.9.     Opinion of Counsel.........................................................................     51
         8.10.    Bank of Ireland............................................................................     51
         8.11.    Consent of Grant Authority.................................................................     51
         8.12.    Consents and Approvals.....................................................................     51
         8.13.    Third-Party Consents.......................................................................     51
         8.14.    Consent of TSE.............................................................................     52

9.       Indemnification.....................................................................................     52
         9.1.     Indemnity by Sellers.......................................................................     52
         9.2.     Monetary Limitations.......................................................................     53
         9.3.     Time Limitations...........................................................................     53
         9.4.     Indemnity by Parent and Buyer..............................................................     54
         9.5.     Monetary Limitations on Parent and Buyer Indemnity.........................................     55
         9.6.     Time Limitations on Parent and Buyer Indemnity.............................................     55
         9.7.     Limitation on Remedies.....................................................................     55
         9.8.     Circular Recovery..........................................................................     56
         9.9.     Third Party Claims.........................................................................     56
         9.10.    Exchange Rate..............................................................................     57

10.      Termination of Agreement............................................................................     57
         10.1.    Termination................................................................................     57
         10.2.    Liabilities in Event of Termination........................................................     58

11.      Noncompetition......................................................................................     58
         11.1.    General....................................................................................     58

         11.2.    Materiality................................................................................     58

12.      Nondisclosure of Confidential Information...........................................................     58
         12.1.    Company and the Sellers....................................................................     58
         12.2.    Parent and Buyer...........................................................................     59
         12.3.    Damages....................................................................................     59

13.      Definitions; Interpretation.........................................................................     59
         13.1.    Definitions................................................................................     59
         13.2.    Interpretation.............................................................................     66

14.      General.............................................................................................     67
         14.1.    Cooperation................................................................................     67
         14.2.    Effect of Investigation, Disclosure........................................................     67
         14.3.    Successors and Assigns.....................................................................     67
         14.4.    Seller Representative......................................................................     68
         14.5.    Entire Agreement...........................................................................     68
         14.6.    Counterparts...............................................................................     69
         14.7.    Expenses...................................................................................     69
         14.8.    Notices....................................................................................     69
         14.9.    Governing Law; Jurisdiction................................................................     71
         14.10.   Exercise of Rights and Remedies............................................................     71
         14.11.   No Third-Party Beneficiaries...............................................................     72
         14.12.   Reformation and Severability...............................................................     72
         14.13.   Waiver of Pre-emption Rights...............................................................     72
         14.14.   Press Releases and Announcements...........................................................     72


                                          EXHIBITS

Exhibit 6.6                    Form of Stockholders Agreement
Exhibit 7.4                    Forms of opinions of counsel to Parent and Buyer
Exhibit 7.5                    Form of Escrow Agreement
Exhibit 8.8                    Form of Employment Agreement
Exhibit 8.9                    Forms of opinions of counsel to Sellers

     This Stock Purchase Agreement (the "Agreement") is made as of November 22,
                                         ---------
2000, among SMTC Corporation, a Delaware corporation ("Parent"), SMTC
                                                       ------
Manufacturing Corporation of Canada, a corporation organized under the laws of the Province of Ontario, Canada ("Buyer"), Qualtron Teoranta, an Irish
                                  -----
corporation (the "Company"), Cillian Feiritear, Patrick Dunne and Patrick Moore
                  -------
(the "Manager Sellers") and Enterprise Equity (IRL) Limited ("Enterprise" and,
      ---------------                                         ----------
together with the Manager Sellers, the "Sellers").
                                        -------

                                   Recitals

     Whereas, Buyer is an indirect Subsidiary of Parent;

     Whereas, the Company is a limited company incorporated in Ireland under registration number 206137 and has an authorized share capital of IR (Pound)1,300,000 divided into 900,000 ordinary shares of IR (Pound)1.00 each, 300,000 8% CRP shares (series one) of IR (Pound)1.00 each and 100,000 8% CRP shares (series two) of IR (Pound)1.00 each, of which 136 ordinary shares have been issued and are fully paid up;

     Whereas, the Company is the beneficial and record owner of all of the issued and outstanding shares of capital stock (the "Qualtron U.S. Shares") of
                                                     --------------------
Qualtron, Inc., a Massachusetts corporation ("Qualtron U.S.");
                                              -------------

     Whereas, the Sellers are the beneficial and record owners of the entire issued share capital of the Company (the "Shares") as set forth on Schedule 1
                                          ------
hereto, which Shares are registered as set forth therein;

     Whereas, the Company desires to sell and Parent desires to purchase all of the Qualtron U.S. Shares in consideration of the payment described below (the "U.S. Acquisition"), subject to the terms and conditions set forth in this
 ----------------
Agreement;

     Whereas, the Sellers desire to sell and Buyer desires to purchase all of the Shares in consideration of the payments and the issuances of stock described below (the "Acquisition"), subject to the terms and conditions set forth in this
            -----------
Agreement; and

     Now, Therefore, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

                                   Agreement

1.   Acquisition

     1.1. Sale of Shares of Qualtron U.S.

On the Closing Date, immediately prior to the Closing, subject to the terms and conditions of this Agreement, the Company as legal and beneficial owner shall sell to Parent, and Parent shall purchase from the Company, the Qualtron U.S. Shares free and clear of all Liens.

     1.2. Sale of Shares.


  At the Closing, subject to the terms and conditions of this Agreement (including without limitation the consummation of the U.S. Acquisition), the Sellers as legal and beneficial owners shall sell to Buyer, and Buyer shall purchase from the Sellers, the Shares free and clear of all Liens.

     1.3. Purchase Price for U.S. Acquisition.


  On the Closing Date, in consideration for the sale of the Qualtron U.S. Shares as set forth in Section 1.1, Parent shall pay to the Company in immediately available funds, by wire transfer to the account of the Company, cash in the amount (payable in United States Dollars) equal to U.S. $10,000.

     1.4. Purchase Price for Acquisition.


  On the Closing Date, in consideration for the sale of the Shares as set forth in Section 1.2 and the obligations of the Sellers set forth in Sections 11 and 12, Buyer shall: (a) pay to Enterprise in immediately available funds, by wire transfer to the account or accounts designated by Enterprise not later than one business day prior to the Closing Date, cash in the amount (payable in U.S. Dollars) equal to (i) U.S. $3,219,250, plus (ii) an amount representing
                                       ----
Enterprise's allocation of the excess of the Estimated Closing Working Capital over the Target Working Capital (the "Working Capital Excess") equal to IR
                                      ----------------------
(Pound)117,090 (the "Enterprise Cash Consideration"); (b) pay to the Manager
                     -----------------------------
Sellers in immediately available funds, by wire transfer to the account or accounts designated by the Seller Representative not later than one business day prior to the Closing Date, cash in the amount (payable in Irish Pounds) equal
(i) to the product of U.S. $9,657,750 multiplied by the Applicable Exchange Rate plus (ii) an amount representing the Manager Sellers' allocation of the Working
----
Capital Excess equal to IR (Pound)346,271 (the "Manager Cash Consideration");
                                                --------------------------
(c) deliver to Enterprise an aggregate of 136,778 Exchangeable Shares (the "Enterprise Stock Consideration"); (d) deliver to the Manager Sellers an
 ------------------------------
Exchangeable Shares (the "Manager Stock Consideration"); and (e) deliver to the
                          ---------------------------
Escrow Agent an aggregate of 102,584 Exchangeable Shares (the "Escrowed Stock
                                                               --------------
Consideration," and together with the Enterprise Cash Consideration, the Manager
-------------
Cash Consideration, the Enterprise Stock Consideration and the Manager Stock Consideration, the "Unadjusted Purchase Price"). The Manager Cash
                    -------------------------
Consideration, the Manager Stock Consideration and the Escrowed Stock Consideration shall be allocated among the Manager Sellers, as set forth on
Schedule 1.4 hereto.

     1.5. Working Capital Adjustment to Unadjusted Purchase Price.

          (a) The cash portion of the Unadjusted Purchase Price shall be adjusted (the "Adjustment") as follows: (i) the Unadjusted Purchase Price
                    ----------
     shall be increased by an
     amount equal to the excess, if any, of the Closing Working Capital over the Estimated Closing Working Capital or (ii) the Unadjusted Purchase Price shall be decreased by an amount equal to the excess, if any, of the Estimated Closing Working Capital over the Closing Working Capital.

          (b) As soon as practicable, and in any event within forty-five days after the Closing Date, Buyer shall prepare and deliver to Enterprise and the Seller Representative (i) a consolidated balance sheet of the Target Companies (including Qualtron U.S.) as of the close of business on November 24, 2000 (the "Closing Balance Sheet") and (ii) a statement (the
                    ---------------------
     "Statement") setting forth in
      ---------
     reasonable detail Buyer's calculation of the Closing Working Capital. The Closing Balance Sheet shall be prepared in accordance with Irish GAAP applied consistently with the Audited Financial Statements, and the Closing Working Capital shall be calculated treating provisions in a manner consistent with the treatment of provisions in the calculation of the Estimated Closing Working Capital. Buyer agrees to cooperate with Enterprise and the Seller Representative to provide Enterprise and the Seller Representative and their chartered public accountants information used to prepare the Statement and information relating thereto.

          (c) If Enterprise and the Seller Representative, acting together, disagree with Buyer's calculation of the Closing Working Capital, they may, within fifteen days after the delivery of the Closing Balance Sheet and the Statement, jointly deliver a notice to Buyer (the "Disagreement Notice"),
                                                        -------------------
     setting forth their calculation of the Adjustment and specifying, in reasonable detail, those items or amounts in the Closing Balance Sheet affecting the amount of the Closing Working Capital and/or the Statement as to which Enterprise and the Seller Representative disagree and the reasons for such disagreement; provided, however, that the sole permissible grounds
                            --------  -------
     for any disagreement pursuant to this Section 1.5(c) shall be that the Closing Balance Sheet and the Statement were not prepared in accordance with the second sentence of Section 1.5(b). If Enterprise and the Seller Representative do not deliver a Disagreement Notice to Buyer within such 15-day period, the Closing Balance Sheet and the Statement shall become final, conclusive and binding on all of the parties hereto for all purposes of calculating the Adjustment and shall not be subject to review or appeal of any kind.

          (d) If Enterprise and the Seller Representative deliver a Disagreement Notice to Buyer in accordance with Section 1.5(c), Enterprise, the Seller Representative and Buyer shall use their reasonable efforts to reach agreement on the disputed items or amounts in order to determine the Adjustment. If Enterprise, the Seller Representative and Buyer do not resolve all disputed items or amounts within fifteen days after delivery of the Disagreement Notice, this Agreement, the disputed items and disputed amounts will be submitted to an independent, internationally recognized accounting firm mutually acceptable to both Enterprise and the Seller Representative acting together, and Buyer (the "Independent Accountants")
                                                     -----------------------
     for determination of the appropriate Adjustment pursuant to this Section
     1.5. The written report of the Independent Accountants (the "Report") shall
                                                                  ------
     be given to Enterprise, the Seller Representative and Buyer promptly, and shall be final, conclusive and binding upon each of the Sellers, Parent and Buyer. The procedures for resolution of disputes concerning the Closing Balance Sheet and the Statement set forth in Section 1.5(c) hereof and this Section 1.5(d) shall be final, conclusive and binding on all of the parties hereto for all purposes of calculating the Adjustment, and shall not be subject to review or appeal of any kind. The fees and expenses of the Independent Accountants shall be borne equally by the Sellers, on the one hand, and Buyer, on the other hand, and each of the Sellers and Buyer agree to execute a reasonably acceptable engagement letter, if requested to do so by the Independent Accountants.

          (e) In the event that the final Closing Working Capital exceeds the Estimated Closing Working Capital, then, within five business days after the final determination of the Adjustment, Buyer shall pay the Sellers an amount equal to the Adjustment plus interest in accordance with Section 1.5(f). In the event that the Estimated Closing Working Capital exceeds the Closing Working Capital, then the Sellers shall pay to Buyer the Adjustment amount plus interest in accordance with Section 1.5(f) within five business days after final determination of the Adjustment.

          (f) Any amount payable pursuant to this Section 1.5 will be paid in immediately available funds to an account or accounts designated by Enterprise, the Seller Representative or Buyer, as the case may be, and shall include interest at the rate of 8% per annum from the Closing Date to the date the payment is made. Interest payable under the provisions of this
     Section 1.5 shall be computed on the basis of a 360-day year and the actual number of days elapsed. Any payments made pursuant to this Section 1.5 shall be made (i) if to Buyer or Enterprise, in U.S. Dollars (calculated based on the then Applicable Exchange Rate), and (ii) if to the Manager Sellers, in Irish Pounds.

2.   Closing.

     The closing of the Acquisition and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Ropes & Gray, One
             -------
International Place, Boston, MA 02110 or at such other place as may be agreed to by Buyer, Enterprise and the Seller Representative, within two business days after satisfaction of the conditions in Sections 7 and 8 (other than such conditions to be satisfied at the Closing), or on such other date as may be agreed to by Buyer, Enterprise and the Seller Representative (the "Closing
                                                                   -------
Date").  Upon Closing the following shall occur:
----

     2.1. Deliveries.

     The Sellers shall deliver to the Buyer:

          (a) in respect of the Shares, share transfer forms duly executed and made in favor of Buyer or its designee together with the relevant share certificates (or in the case of any lost share certificate, an indemnity in lieu thereof on terms satisfactory to Buyer);

          (b) all of the Transaction Agreements duly executed by every party thereto;

          (c) the minute book, share register, seal, share certificate book, cancelled share certificates, certificate of incorporation and other corporate records of each of the Target Companies;

          (d) a copy of the Memorandum and Articles of Association of each of the Target Companies certified by the Secretary of each such Target Company to be a true and complete copy as at the Closing Date;

          (e) the title documents to the property subject to the Real Property Leases; and

          (f) such waivers or consents as Buyer may require to enable Buyer or its nominees to be registered as the holders of the Shares.

     The Company shall deliver to Parent certificates evidencing the Qualtron U.S. Shares duly endorsed (or accompanied by duly executed blank stock powers) and otherwise in proper form for transfer to Parent.

     2.2. Board Meeting.

  Sellers shall cause meetings of the board of directors, secretary and auditors of each Target Company to be held at which:

          (a) such persons as Buyer may nominate shall be duly appointed as directors, secretary and auditors of each of the Target Companies;

          (b) such of the directors, auditors and secretary of each of the Target Companies as Buyer may require shall retire without any claim for compensation for loss of office or other claim against any of the Target Companies and shall furnish a letter under seal acknowledging that they have no such claim and (in the case of the auditors' letter), confirming that there is no matter which should be brought to the attention of the members in relation to their resignation;

          (c) Buyer and/or its designees shall be approved for registration as members of the Company in respect of the Shares subject only to presentation to the secretary of the Company of the transfers thereof duly stamped; and

          (d) the banking mandates of each of the Target Companies shall be changed in such manner as Buyer shall require.

     2.3. Stamping.

  Buyer shall, following the Closing, promptly deliver to the Revenue Commissioners the share transfer forms referred to in Section 2.1(a) for assessment of stamp duty and shall promptly pay the duty thus assessed. Prior to registration of such duly stamped share transfer forms in the register of members of the Company, the Sellers shall cooperate in any manner required by Buyer for the convening, holding at short notice and conduct of general meetings of the Company, shall execute on a timely basis all proxy forms, appointments of a representative, documents of consent to short notice and such like that Buyer may require and generally shall act in all respects as the nominee and at the direction of Buyer in respect of the Shares and all rights and interests attaching thereto.

     2.4. Repayment by Sellers.

  Immediately prior to the Closing, each of the Sellers shall repay any indebtedness owed at Closing by such Seller to the Target Companies or any of them (other than indebtedness arising in the Ordinary Course of Business of the Target Companies) and shall release the Target Companies from all securities, guarantees and indemnities given by or binding upon the Target Companies in relation to any debt or obligation of such Seller. Pending such release, each Seller shall severally indemnify and keep indemnified Buyer as trustee for itself and the Target Companies concerned from and against all costs, claims and demands arising out of or in connection with such securities, guarantees and indemnities.

3.   Representations and Warranties Regarding The Company.

     Each of the Manager Sellers, severally and not jointly, represents, warrants and undertakes to Parent and Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date in all respects (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the Schedules referenced in this Section 3 accompanying this Agreement (collectively, the "Company
                                                               -------
Disclosure Schedules").
--------------------

     3.1. Due Organization.

  The Company is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized, qualified and licensed under all applicable Legal Requirements necessary to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized, qualified or licensed has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Company has provided a true, complete and correct copy of each of the Company's certificate of incorporation and memorandum and articles of association (collectively, the "Company Charter
                                                               ---------------
Documents").  The Company has provided or made available to Buyer true, complete
---------
and correct copies of its register of members and minute books. Schedule 3.1 sets forth each name, including any trade name, under which the Company conducts its business.

     3.2. Subsidiaries.

          (a) Schedule 3.2(a) sets forth: (i) the name, jurisdiction of organization and form of entity of each Subsidiary of the Company, (ii) the directors, officers or similar officials of each such Subsidiary and (iii) each jurisdiction in which each such Subsidiary has qualified to do business as a foreign corporation. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly authorized, qualified, licensed and in good standing under all applicable Legal Requirements, to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized, qualified, licensed or in good standing has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. The Company has delivered to Parent and/or Buyer true, complete and correct copies of the respective organizational documents of each of its Subsidiaries, each as in effect on the date hereof (the "Subsidiary Charter Documents"). The
                                           ----------------------------
     Company has provided or made available to Buyer true, complete and correct copies of each of its Subsidiaries' stock records and minute books.
     Schedule 3.2(a) sets forth each name, including any trade name, under which each Subsidiary of the Company conducts its business.

          (b) Except as set forth on Schedule 3.2(a) and 3.2(b), none of the Target Companies owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any Person.

          (c) Except as set forth on Schedule 3.2(c), none of the Target Companies are, nor has any Target Company ever been, directly or indirectly, a participant in any joint venture, partnership or non-corporate entity.

     3.3. Authorization.

  The Target Companies have all corporate power and authority to enter into and perform this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and the consummation by the Target Companies of the transactions contemplated hereby and thereby have been duly and validly authorized and this Agreement and the other documents and instruments to be delivered pursuant to this Agreement constitute its legal, valid and binding obligations and are enforceable against the Company in accordance with their terms.

     3.4. No Conflicts; Approvals.

          (a) Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by any Target Companies of the transactions contemplated hereby or by any of the other Transaction Agreements will (i) conflict with or result in a breach of any provision of the Company Charter Documents or the Subsidiary Charter Documents, (ii) result in any conflict with, breach of, or default or event which with the passage of time would be a default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under, or require any consent or approval which has not been, or prior to Closing will not be, obtained or waived with respect to any Contractual Obligation to which any of the Target Companies is a party or by which any of them or their respective properties or assets is subject or bound or (iii) violate any Legal Requirement applicable to any of the Target Companies or by which any of their respective properties or assets is subject or bound, except in the case of clauses (ii) and (iii) for any such conflict, breach, default, event or violation which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (b) No authorization, action, consent, license, permit, approval or other order of, declaration to, or filing by any of the Target Companies with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by any of the Target Companies of this Agreement or the consummation of the transactions contemplated hereby, except (i) any filing, consent or approval that has been made or obtained prior to the Closing, (ii) for any filing, consent or approval set forth on Schedule 3.4 and (iii) any of the foregoing, to the extent that the failure to have been obtained or made has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     3.5. Capitalization.

          (a) Schedule 3.5(a) sets forth as of the date hereof (a) the authorized, issued and outstanding capital stock and/or share capital of each of the Target Companies and (b) all shares of capital stock and/or other equity interests which have been reserved for issuance. All of the issued and outstanding shares of capital stock and/or share capital of the Company are owned, beneficially and of record, by the Sellers as set forth on Schedule 3.5(a) and have been duly authorized and validly issued and are fully paid and none of such shares were issued in violation of the preemptive (or similar) rights of any Person. Except as set forth on
     Schedule 3.5(a), all of the issued and outstanding shares of capital stock and/or share capital of Qualtron R&D Teoranta are owned, beneficially and of record, by the Company, and have been duly authorized and validly issued and are fully paid, and none of such shares were issued in violation of the preemptive (or similar) rights of any Person. All of the issued and outstanding shares of capital stock of Qualtron U.S. are owned, beneficially and of record, by the Company, and have been duly authorized and validly issued and are fully paid and non-assessable, and none of such shares were issued in violation of the preemptive (or similar) rights of any Person.

          (b) Except as set forth on Schedule 3.5(a), there is no warrant, right, option, conversion privilege, stock purchase plan, put, call or other Contractual Obligation relating to the offer, issuance, purchase or redemption, exchange, conversion, voting or transfer of any shares of capital stock, share capital or indebtedness of any of the Target Companies or other securities convertible into or exercisable or exchangeable for capital stock, share capital or indebtedness of any of the Target Companies (now, in the future, or upon the occurrence of any contingency), or that provides for any stock appreciation or similar right. Except as set forth on Schedule 3.5(b), (i) there are no existing rights with respect to registration or sale or resale under the securities laws of any Governmental Authority, of any securities of any of the Target Companies, (ii) there are no preemptive rights (or similar rights) with respect to the issuance or sale of the capital stock of any of the Target Companies and (iii) no securities issued by any of the Target Companies include anti-dilution or similar provisions.

     3.6. Financial Statements; Financial Condition; Accounting Records; Current Debtors; etc.

          (a) Attached as Schedule 3.6(a) are copies of the following financial statements of the Company and its Subsidiaries (the "Financial
                                                          ---------
     Statements").
     ----------

               (i) the audited consolidated balance sheet and profit and loss account of the Company and its Subsidiaries for each of the years ended September 30, 1999 and September 30, 2000 (the "Audited
                                                                -------
          Financial Statements", and September 30, 2000, the "Balance Sheet
          --------------------                                -------------
          Date"); and
          ----

               (ii) the unaudited balance sheet of the Company as at July 2, 2000 (the "Interim Balance Sheet") and the related statements of
                     ---------------------
          income and/or profit and loss accounts for the nine-month period then ended (the "Interim Financial Statements").
                      ----------------------------

          (b) The Financial Statements have been prepared in accordance with Irish GAAP applied on a consistent basis throughout the periods indicated, subject, in the case of the Interim Financial Statements, to the absence of footnotes and to normal year-end audit adjustments which will not be material in the aggregate. The Financial Statements present a true and fair view, in all material respects, of the financial position of the Company and its Subsidiaries at the respective dates thereof and the results of its operations for the periods covered thereby and are not affected by any extraordinary, exceptional or non-recurring items. The Interim Financial Statements have been prepared on a basis consistent with the Audited Financial Statements and have been prepared with due care and attention.

          (c) All accounts books, ledgers, financial and other records of whatsoever kind of each of the Target Companies are in its possession and:

               (i) have been properly and accurately maintained and contain true and accurate records of all matters required to be entered therein by the Companies Acts, 1963 - 1990 and any other relevant statutes or regulations; and

               (ii) give and reflect a true and fair view of the trading transactions and of the financial and contractual position of each of the Companies and of its assets and liabilities.

          (d) All book debts of each of the Target Companies are reflected on its books and records in accordance with Irish GAAP, are valid book debts, and arose from bona fide transactions in the Ordinary Course of Business.

          (e) Except as disclosed in the Financial Statements or on Schedule 3.6(e), there are no loans (including loan capital) outstanding to any of the Target Companies.

     3.7. Assets.

          (a)  Title to Assets.  The Target Companies, individually or
               ---------------
     collectively, have sole and exclusive marketable title to, or, in the case of property held under lease or other Contractual Obligation, a valid and enforceable leasehold interest in or right to use in accordance with the terms of the applicable lease or Contractual Obligation, all of their properties, rights and assets, whether real or personal and whether tangible or intangible (collectively, the "Assets"), including all
                                                ------
     properties, rights and assets reflected in the Balance Sheet (except for such Assets which have been sold or otherwise disposed of since the Balance Sheet Date in the Ordinary Course of Business and without breach of any representation or warranty made in this Agreement). The Assets (including the Equipment, the Intellectual Property and the Contractual Obligations)
     (i) are not subject to any Lien except for Permitted Liens and Liens set forth on Schedule 3.7(a) and (ii) constitute all properties, rights and assets held for, used in, or necessary for, the conduct of the business of the Target Companies as currently conducted.

          (b)  Equipment. Except as set forth on Schedule 3.7(b), all of the
               ---------
     fixtures and other improvements (including without limitation all buildings or other structures) to real estate included in the Assets and all of the tangible personal property other than inventory included in the Assets (the "Equipment") are in good working order, operating condition and state of
      ---------
     repair, ordinary wear and tear excepted. Schedule 3.7(b) sets forth a list of each lease or other Contractual Obligation (including all amendments) under which any Equipment is held or used by any Target Company (the "Equipment Leases"). There is no lease or other Contractual Obligation
      ----------------
     under which any Target Company is liable as lessor with respect to any Equipment. Schedule 3.7(b) sets forth a list of the addresses of each location at which any Equipment or inventory of any Target Company is located or where any Target Company has an office or other place of business.

          (c)  Real Property.
               -------------

               (i) Schedule 3.7(c) sets forth (A) a list of each lease or other Contractual Obligation (including all amendments) under which any real property is held or used by any Target Company (the "Real Property
                                                               -------------
          Leases", and together
          ------
          with the Equipment Leases, the "Leases") and (B) a list of real
                                          ------
          property owned by any Target Company (the "Owned Real Property"). All
                                                     -------------------
          properties held or used pursuant to any Real Property Lease and all Owned Real Property are hereinafter referred to as the "Properties."
                                                                  ----------
          On the Closing Date, after giving effect to the transactions contemplated by the Agreement, except as set forth on Schedule 3.7(c)
          (i) fee simple title in the Owned Real Property, or valid leasehold interest in the property subject to the Leases, will be vested in one of the Target Companies. There is no lease or other Contractual Obligation under which any of the Target Companies is liable as lessor or sublessor with respect to any real property.

               (ii) Since the Balance Sheet Date, none of the Target Companies has received any notice of, and neither any Target Company nor any Manager Seller has knowledge of, (A) any violation of any Legal Requirement in Ireland or any other applicable jurisdiction, including zoning restrictions and ordinances, variances thereof or conditional use permits, use and occupancy permits, health and fire codes and ordinances, affecting any of the real property occupied or used by any Target Company or (B) any litigation pending or threatened, or any decree or order relating thereto, which, with respect to both (A) and
          (B), has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (iii) The Properties located in Ireland and all developments thereto and thereon comply with the provisions of the Planning Acts and all permissions, licenses or consents issued thereunder are unconditional or are subject to conditions which have been satisfied or are subject to continuing conditions which are not onerous and all of which have been and are being complied with.

               (iv) The user of each of the Properties is the permitted user under the Planning Acts and such user is not of a temporary nature.

               (v) There are no agreements with any planning or other competent authority regulating or restricting the use or development of the Properties.

               (vi) There are no planning applications relating to the Properties awaiting the decision of the relevant planning authority or An Bord Pleanala.

               (vii) The Properties are not affected by any special amenity area order, preservation order, conservation order or any other order under the Planning Acts.

          (d)  Intellectual Property Rights.  Each of the Target Companies has
               ----------------------------
     ownership of, or the right to use, all Intellectual Property used in its business as currently conducted or presently proposed to be conducted.
     Schedule 3.7(d) sets forth a list of all patents, patent applications, trademarks and registered copyrights owned or used by the Target Companies as well as a list of each license or other Contractual Obligation under which any Target Company has the right to use Intellectual Property (collectively, the "Licenses"). Each item of Intellectual Property owned
                         --------
     or used by any Target Company in its business immediately prior to the Closing will be owned or available for use by the Target Companies on identical terms and conditions immediately subsequent to the Closing. Each of the Target Companies has taken all reasonable steps necessary and desirable to maintain and protect each item of Intellectual Property that the Target Companies own or use. With respect to each License relating to Intellectual Property:

               (i)    the License relating to Intellectual Property covering the item is a legal, valid, binding and enforceable obligation of the applicable Target Companies, and is in full force and effect;

               (ii) the License will continue to be a legal, valid, binding and enforceable obligation of the applicable Target Company, and will continue to be in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (iii) no Target Company is, nor, to the knowledge of any Target Company, is any other party to the License is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) with respect to each sublicense of Intellectual Property, the representations and warranties set forth in subsections (a) through (c) above are true and correct in all material respects with respect to the underlying license; and

               (v) none of the Target Companies has granted any sublicense or similar right with respect to the License relating to Intellectual Property.

     There has not been in the last two years prior to the date hereof and there is not now pending any claim, and there is no claim threatened, that any of the Target Companies has or is infringing or misappropriating any patent, copyright, trade secret, trademark or other proprietary right of any other Person, except where it has not and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Target Companies, the activities of the employees of the Target Companies on behalf of the Target Companies do not violate any agreements or arrangements that any such employees of the Target Companies have with former employers. To the knowledge of the Company, no other Person is infringing or misappropriating any Intellectual Property of the Target Companies. Except as set forth in Schedule 3.7(d), each person employed by a Target Company has executed and delivered to such Target Company a confidentiality and non-compete agreement substantially in the form attached to Schedule 3.7(d). Each consultant (if any) to a Target Company engaged in the Target Companies' manufacturing or research and development has executed and delivered to such Target Company a consulting agreement that contains confidentiality and assignment of invention provisions substantially in the form attached to Schedule 3.7(d). To the knowledge of the Target Companies, no present or former employee or consultant has breached any of the agreements referenced in the two preceding sentences.

     3.8. Undisclosed Liabilities and Obligations.

  Except as set forth in Schedule 3.8, the Target Companies do not have any Liability, except for (a) Liabilities set forth on the face of the Balance Sheet (including any notes thereto) and (b) Liabilities that have arisen after the Balance Sheet Date in the Ordinary Course of Business of the Target Companies, none of which Liabilities arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort infringement or violation of law, except, in each case, for Liabilities which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     3.9. Absence of Changes.

  Since the Balance Sheet Date, the Target Companies have carried on their businesses in the Ordinary Course of Business and, without limiting the generality of the foregoing, except as set forth on Schedule 3.9 there has not been:

          (a) any event or circumstance which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the properties or business of any Target Company;

          (c) any change in the capital structure of any Target Company or any change in the ownership interests or the issuance or grant of any securities, options, warrants, calls, conversion rights or commitments of any kind relating to their respective securities;

          (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock or other securities of any Target Company;

          (e) any increase in the compensation, bonus, commissions or fee arrangement payable or to become payable by any Target Company to its officers, directors, employees, consultants, agents or any Seller;

          (f) any work interruptions, labor grievances or claims filed, materially and adversely affecting the business or future prospects of any Target Company;

          (g) any sale or disposition of, or any agreement to sell or dispose of, any material asset, property or right of any Target Company to any Person, including any Seller and his or its Affiliates;

               (h) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to any Target Company, including any indebtedness or other obligation of any Seller or his or its Affiliates;

               (i) any plan, agreement or arrangement granting to any Person (other than Buyer and Parent) any preferential rights to purchase or acquire any interest in any of the assets, property or rights of any Target Company or requiring consent of any Person to the transfer and assignment of any such assets, property or rights;

               (j) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets other than in the Ordinary Course of Business or any property, rights or assets for consideration in excess of $10,000;

               (k) any assignment, lease or other transfer or disposition by any Target Company of any property or equipment except in the Ordinary Course of Business;

               (l) any waiver of any material rights or claims of the Target Companies;

               (m) any breach, amendment or termination of any Contract or any license or permit of a Target Company;

               (n) any change in the customary methods of accounting or accounting practices, pricing policies or payment or credit practices of any Target Company or the failure by any Target Company to pay any creditor any undisputed amount owned to such creditor when due or the grant or extension by any Target Company of credit other than in the Ordinary Course of Business; or

               (o) any agreement or commitment by any Target Company to do any of the foregoing or any transaction by a Target Company outside the Ordinary Course of Business.

     3.10.     Contracts.

               (a) Schedule 3.10 sets forth a true and complete list of the following Contractual Obligations to which any Target Company is a party or by which it or any of its properties is bound:

                    (i) All collective bargaining agreements and other labor
               agreements, all employment or consulting agreements, and all other plans, agreements, arrangements, practices or other Contractual Obligations (other than any Employee Plan) which constitute compensation or benefits, including post retirement benefits, to any of the officers or employees or former officers or employees (or any spouse or family member of any such current or former officer or employee) of any Target Company.

                    (ii) All Contractual Obligations under which any Target Company is or may become obligated to pay any legal, accounting, brokerage, finder's or similar fees or expenses in connection with, or has incurred any severance pay or special compensation obligations which would become payable by reason of, this Agreement or consummation of the transactions contemplated hereby.

                    (iii) All Contractual Obligations (including options) to sell or otherwise dispose of any Assets except in the Ordinary Course of Business.

                    (iv) All Contractual Obligations under which any Target Company has or will after the Closing have any Liability to or for the benefit of any Seller or any Affiliate of any Seller.

                    (v) All Contractual Obligations under which any Target Company has any Liability for indebtedness or constituting or giving rise to a guarantee of (or similar obligation in respect of) any Liability of any Person, or under which any Person has any Liability constituting or giving rise to a guarantee of (or similar obligation in respect of) any Liability of any Target Company (including partnership and joint venture agreements).

                    (vi) All Contractual Obligations under which any Target Company is or may become obligated to pay any amount in respect of indemnification obligations, purchase price adjustment or otherwise in connection with any (A) acquisition or disposition of assets or securities, (B) merger, consolidation or other business combination or (C) series or group of related transactions or events of a type specified in subclauses (A) and
               (B).

                    (vii) All distributorship agreements, commercial agency agreements, agreements with sales representatives and all other Contractual Obligations (other than purchase orders and sales orders entered into in the Ordinary Course of Business and not in excess, individually, of $10,000 in the case of purchase orders or $10,000 in the case of sales orders) with distributors, suppliers, vendors, or other suppliers of goods or services.

                    (viii) All purchase obligations (whether or not in the
               Ordinary Course of Business) which require minimum purchases by any Target Company.

                    (ix) All standard forms of purchase orders and sales orders.

                    (x)    All non-terminable Contractual Obligations.

                    (xi) All Contractual Obligations (other than purchase orders, sales orders or operating expenses incurred in the Ordinary Course of Business) not otherwise required to be listed on Schedule 3.10 pursuant to clauses (i) through (x) above which individually involve Liabilities of any Target Company in excess of $50,000.

               (b) True and complete copies of the Contractual Obligations which are required to be listed on Schedule 3.10 (the "Contracts") that are
                                                            ---------
     in writing and an accurate and complete description of all oral Contracts have been delivered to Parent.

               (c) Each Target Company has complied with all commitments and obligations pertaining to its Contracts and none of the Target Companies is in default under any Contract and no Target Company has received or given any notice of default thereunder and, to the knowledge of the Target Companies and each Manager Seller, no other party to any Contract is in default thereunder and no event has occurred which, with the passage of time, would result in a default under any Contract, except, in each case, where the default or the failure to so comply has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

               (d) Each such Contract is the legal, valid and binding obligation of the applicable Target Company and, to the knowledge of the Target Companies and each Manager Seller, the other parties thereto. Each such Contract is in full force and effect. Neither any Target Company nor any Manager Seller has any reason to believe that any such Contract will not continue in full force and effect following the consummation of the purchase of the Shares and the other transactions contemplated hereby.

     3.11.     Labor Matters.

  Except as set forth in Schedule 3.11, no Target Company is bound by, or subject to, (and none of its assets or properties is bound by or subject to) any arrangement with any labor union. Except as set forth in Schedule 3.11, no employee of any Target Company is represented by any labor union or covered by any collective bargaining agreement nor, to the knowledge of any Target Company or any Manager Seller, is any campaign to establish such representation in progress. There is no pending or, to the knowledge of the Target Companies and each Manager Seller, threatened labor dispute of any kind involving the Target Companies and any group of employees and none of the Target Companies has experienced any labor interruptions over the past three years. There is no existing dispute or controversy between the Target Companies and any of their employees that is reasonably likely to result in a Material Adverse Effect. Since the Balance Sheet Date no liability has been incurred by any of the Target Companies for breach of any contract of service for redundancy payment or for compensation for wrongful or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee and no gratuitous payment has been made or promised by any of the Target Companies in connection with the termination or proposed termination of the employment of any present or former director or employee.

     3.12.     Insurance.

  Schedule 3.12 sets forth a true and complete list of all insurance policies carried by the Target Companies and all insurance loss runs and workers' compensation claims, each such list, loss runs and claims being true and complete, received for the past three policy years and no new losses have been incurred or reported except as have been set forth on Schedule 3.9. Copies of all policies currently in effect have previously been delivered to Parent and are complete and correct. The insurance carried by the Target Companies with respect to its properties, assets and businesses is in amounts sufficient for the prudent protection of its properties, assets and business. Such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing. No insurance coverage of any Target Company has ever been canceled.

     3.13.     Compensation.

  Schedule 3.13 sets forth an accurate list of all officers, directors and key employees of the Target Companies, the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each such person as of the date hereof.

     3.14.     Employee Benefit Plans; Pensions.

For purposes of this Section 3.14, the term "Target Company" shall not include Qualtron U.S. unless specifically provided to the contrary.

               (a) Schedule 3.14 sets forth a true and complete list of all employee benefit plans of each Target Company (including Qualtron U.S.), including any pension, retirement, death, superannuation, profit-sharing, bonus, stock option, incentive, deferred compensation, or welfare plan, benefit or scheme, contract, arrangement or practice, whether or not reduced to writing, in which one or more employees (including former employees, or beneficiaries of employees or former employees) participates or is eligible to participate, together with a description of such plans, contracts, arrangements or practices, the classification of employees covered thereby and the copies of such plans, arrangements and contract and any trusts related thereto which were previously provided to Parent and Buyer are true, correct and complete. For these purposes, such plans shall include without limitation any employee benefit plan or any plan, practice or arrangement (whether or not reduced to writing) that constitutes a "fringe benefit" plan, vacation plan or policy, sick leave program, medical, disability or life insurance plan (including those employment or other agreements that contain "golden parachute" provisions). No Target Company (including Qualtron U.S.) has established nor does any maintain any plan, program or arrangement to provide post-retirement medical benefits to any employee, former employee or beneficiary of an employee or former employee. All employee benefit plans listed on Schedule 3.14 are in compliance with relevant applicable laws in Ireland and the regulations promulgated thereunder (to the extent applicable), as well as with all other applicable Legal Requirements.

               (b) The information set forth on Schedule 3.14 comprises disclosure of all retirement, superannuation, pension and death benefit schemes (such schemes being together hereinafter called the "Pension Schemes") and any sickness,
                                      ---------------
     disability or related benefit schemes (all such schemes being hereinafter called the "Related Benefit Schemes") actually or contingently agreed, or
                 -----------------------
     due, or accrued or proposed in respect of all of the current and former employees, officers and directors of each of the Target Companies.

               (c) There are no gratuitous payments, pensions, or benefits payable, promised, undertaken or being paid by any of the Target Companies to any directors, consultants, employees or former directors consultants or employees of any of the Target Companies.

               (d)  None of the Target Companies nor any of the Manager Sellers:

                    (i) has given any undertaking or assurance (whether legally enforceable or not) to any employee or to any widow, child or dependant of any employee as to the continuance, introduction, improvement or increase of any benefit of a kind described in
               Section 3.14(c) above; or

                    (ii) is paying or has in the last three years paid any
               benefit of the kind described in Section 3.14(c) above to any employee or the widow, child or dependant of any employee.

               (e) The Pension Schemes have been registered pursuant to the provisions of the Pensions Act, 1990.

               (f) The Pension Schemes are exempt approved schemes within the meaning of Sections 15 and 16 of the Finance Act, 1972 and comply with and have at all times been administered in accordance with all applicable laws, regulations and requirements (including those of the Revenue Commissioners and of trust law) and none of the Manager Sellers is aware of any reason why such exempt status should or could be withdrawn.

               (g) True copies of all of the definitive and interim trust deeds, rules, explanatory booklets and announcements relating to the Pension Schemes have been delivered to the Purchaser and copies thereof are contained in Schedule 3.14(g), and none of the Target Companies has any obligation to any employee or former employee in relation to death in service, pension, superannuation or analogous benefits save as provided in the said Deeds, Rules, Booklets and Announcements.

               (h) All of the Pension Schemes are fully, properly and adequately funded with respect to existing and prospective liabilities having regard to current funding rates, assets and investment and liability assumptions of the Pension Schemes and no increase in funding rates is proposed or has been recommended in relation to any of the Pension Schemes.
     Schedule 3.14 contains a true copy of the latest reports and valuations of all of the Pension Schemes by the actuary or actuaries advising thereon and since the dates of such reports all recommendations contained therein have been fully implemented and no material change has occurred in the assets, valuations, liabilities or funding rates of any of the Pension Schemes or as to the assumptions according to which the same are calculated.

               (i) All benefits (other than any refund of members' contributions with interest where appropriate) payable under the Pension Schemes and the Related Benefit Schemes on the death of any member of the Pension Schemes or the Related Benefit Schemes while in employment or during periods of sickness or disability of the member and all benefits payable under the Related Benefit Schemes on the disability of any member of the Related Benefit Schemes are insured fully under a policy with an insurance company of good repute and each member has been covered for such insurance by such insurance company at its normal rates and on its normal terms for persons in good health and all insurance premiums payable have been paid and there are no grounds on which that insurance company might avoid liability thereunder. The Manager Sellers have given Parent and Buyer full details of current premiums for this insurance.

               (j) Contributions to the Pension Schemes are not paid in arrears and all contributions and other amounts which have fallen due for payment have been paid and no fees, charges or expenses referable to the Pension Schemes for which each of the Target Companies is or may become liable (whether wholly or in part) have been incurred but not paid and each of the Target Companies has reimbursed any person who has paid any such fees, costs or expenses if and to the extent that each of the Target Companies is or may become liable so to do.

               (k)  Each of the Target Companies:

                    (i) has been admitted to participation in the Pension Schemes on the same terms as apply to all other employers participating in the Pension Schemes and the Related Benefit Schemes;

                    (ii) has observed and performed those provisions of the Pension Schemes and the Related Benefit Schemes which apply to it;

                    (iii) may terminate its liability to contribute to the Pension Schemes and the Related Benefit Schemes without notice, without the consent of any person, without further payment and without incurring a liability to a member of the Pension Schemes or the Related Benefit Schemes under any agreement or arrangement with the member;

                    (iv) has at all material times held or been named in a contracting-out certificate referable to the Pensions Scheme.

                    (v) The trustees of the Pension Scheme are not engaged in any litigation or arbitration proceedings and so far as the Manager Sellers are aware no litigation or arbitration proceedings are pending or threatened by or against the trustees of the Pension Scheme and there are no facts likely to give rise to any litigation or arbitration.

               (l) Each of the Pension Schemes is a defined contribution scheme (as defined in the Pensions Act, 1990) and was established as such and has not converted from a defined benefit scheme (as defined in the Pensions Act, 1990).

               (m) Except for the Pension Schemes and the Related Benefit Schemes, there is not in operation, and no proposal has been announced to enter into or establish, any agreement, arrangement, undertaking, custom or practice (whether legally enforceable or not) for the payment of, or payment of a contribution towards, any pensions, allowances, gratuitous payments, lump sums or other similar benefits on retirement, death, termination of employment (whether voluntarily or not) or during periods of sickness or disablement (whether during service or after retirement) for the benefit of any current or former employee, officer or director of or consultant to any of the Target Companies or to any spouse, child or dependant of any such employee, officer, director or consultant.

               (n)  True and complete copies of:

                    (i) all of the trust deeds, rules and other documents containing the provisions governing or relating to the Pension Schemes and the Related Benefit Schemes including, without limitation, agreements between any of the Target Companies and any employee, officer or director relating to the provision of any of the benefits referred to in paragraph (m);

                    (ii) all booklets and explanatory literature issued to employees who are or may become members of the Pension Schemes and the Related Benefit Schemes, and of all announcements or other notifications issued to such employees in respect of benefit improvements or other changes to the provisions of the Pension Schemes and the Related Benefit Schemes which are not incorporated in the formal documents governing the Pension Schemes and the Related Benefit Schemes;

                    (iii) the most recent life office report of the current value of the assets of the Pension Schemes;

                    (iv) the annual report (and, if applicable, audited accounts) of the Pension Schemes for the last scheme year;

                    (v) a list of the active members, deferred pensioners and pensioners of the Pension Schemes and the members of the Related Benefit Schemes who are employees, officers and directors of the Target Companies setting out all information required to determine their entitlement to benefits under the Pension Schemes and the Related Benefit Schemes;

               (vi) all insurance policies or contracts effected for the purposes of the Pension Schemes and the Related Benefit Schemes;

               (vii) all investment management, custodianship, data processing and other agreements for the provision of advisory or administration services in connection with the Pension Schemes and the Related Benefit Schemes;

have been delivered to Parent and Buyer and copies thereof are attached as
Schedule 3.14, and none of the Target Companies has any obligation to any current or former employee, officer or director in relation to pension, superannuation, death or analogous benefits save as provided in the said documentation. All such documentation relating to the Pension Schemes and the Related Benefit Schemes is up to date and in respect of the Pension Schemes is satisfactory to ensure the continued treatment of the Pension Schemes as exempt approved schemes (as referred to in paragraph (o)).

          (o) The Pension Schemes are exempt approved schemes within the meaning of and for the purposes of Section 774 of the Taxes Consolidation Act, 1997 and the Manager Sellers are not aware of any reason why such exempt status should or could be withdrawn (or, if the Pension Schemes are not exempt approved schemes as aforesaid, the Pension Schemes have been designed so as to be capable of being approved by the Revenue Commissioners as exempt approved schemes as aforesaid and the Manager Sellers are not aware of any circumstances which might give the Revenue Commissioners reason to withhold such exempt status with effect from the date the Pension Schemes were established). Copies of the letters from the Revenue Commissioners confirming the exempt approved status of the Pension Schemes are attached as Schedule 3.14.

          (p) The Pension Schemes and the Related Benefit Schemes are designed to comply with and have always been managed and administered in accordance with all applicable laws, regulations and requirements including, without limitation in respect of the Pension Schemes:

               (i) the provisions of the Pensions Act, 1990 (as amended and any regulations made thereunder) and the requirements of the Pensions Board;

               (ii) the requirements of the Retirement Benefits District of the Revenue Commissioners in respect of exempt approval;

               (iii) Article 141 (formerly Article 119) of the Treaty of Rome (as it applies to the eligibility of any employee to join, contributions made to and the provision of a benefit under the Pension Schemes);

               (iv)  the Anti-Discrimination Pay Act, 1974;

               (v)   the trusts, powers and provisions of the Pension Schemes;

and there has been no breach of the trusts of the Pension Schemes or the Related Benefit Schemes. Each of the Target Companies has complied fully with its obligations under the Pension Schemes and the Related Benefit Schemes.

          (q) All data and information about the Pension Schemes and the Related Benefit Schemes and their members which has been supplied to the Parent or Buyer and/or their advisers is true, complete, accurate and remains up to date and contains no omission.

          (r)

               (i) Parent and Buyer have been notified of the basis on which each Target Company has undertaken to contribute to the Pension Schemes and the Related Benefit Schemes and the rate and amount of the contributions in respect of each member of the Pension Schemes and the Related Benefit Schemes made in the three year period ending on the date of this Agreement.

               (ii) Contributions to the Pension Schemes and the Related Benefit Schemes are not paid in arrears and all contributions to the Pension Schemes and the Related Benefit Schemes which have fallen due for payment have been paid and, in respect of the Pension Schemes, have been allocated to the relevant individual retirement accounts of the members of the Pension Schemes under and in accordance with the relevant trust deed and rules of the Pension Schemes.

          (s) The only liability (actual or contingent, present or future) of each Target Company to any current or former employee, officer or director in respect of the Pension Schemes and the Related Benefit Schemes is to contribute the amount notified to Parent and Buyer as payable by each Target Company to the Pension Schemes and the Related Benefit Schemes and no assurance, promise or guarantee (whether oral or written) has been made or given to any member of the Pension Schemes and the Related Benefit Schemes of any particular level or amount of benefits (other than insured lump sum death in service benefits referred to in paragraph (i)) to be provided for or in respect of such member under the Pension Schemes and the Related Benefit Schemes on retirement, death or leaving service.

          (t) The value of the assets of the Pension Schemes at the Closing Date will correspond to the entitlements of members of the Pension Schemes calculated on the basis that contributions have been paid to the trustees of the Pension Schemes by and on behalf of the members in accordance with, and at the time contemplated by, the rules of each of the Pension Schemes and invested as soon as practicable upon receipt thereof in the form of investment chosen by the trustees for the investment of all of the assets of the Pension Schemes.

          (u) Every employee or former employee of the Target Companies who is or was entitled to membership of the Pension Schemes or the Related Benefit Schemes has been invited to join and has joined the relevant schemes as of the date on which he/she became entitled and, if he/she did not join when first eligible, he/she is only entitled to join at a later date with the consent of his/her employer.

          (v) No discretion or power under the Pension Schemes or the Related Benefit Schemes has been exercised:

               (i) to admit to membership any current or former employee, officer or director of the Target Companies who would not otherwise have been eligible for admission to membership or to waive any of the standard eligibility conditions of the Pension Schemes and the Related Benefit Schemes, and no commitment has been given that any discretion or power will in the future be exercised in any of these ways;

               (ii) to admit to membership or provide past service credits for any current or former employee, officer or director of the Target Companies or person on terms which provided for or envisaged the payment of a transfer value or a transfer of assets from another scheme to the Pension Schemes in any case in which such payment or transfer has not been made or has not been made in full;

               (iii) to provide terms of membership of the Pension Schemes or the Related Benefit Schemes (whether as to benefits or as to contributions) which are different to those generally applicable to the members of the Pension Schemes or the Related Benefit Schemes;

               (iv) to pay a contribution which would not otherwise have been paid;

               (v) to provide any benefits which but for the exercise of that discretion or power would not have been payable under the Pension Schemes or the Related Benefit Schemes;

               (vi) to augment any benefits under the Pension Schemes or the Related Benefit Schemes or to provide new or additional benefits which would not otherwise be provided but for the exercise of the discretion or power and no commitment has been given that any discretion or power will in the future be exercised in any of these ways.

          (w)  None of the Target Companies or any Management Seller:

               (i) has given or is bound by any undertaking or assurance (whether legally enforceable or not) to any employee, officer or director or to any spouse, child or dependant of any employee, officer or director as to the continuance, improvement or increase of any benefit under the Pension Schemes or the Related Benefit Schemes or as to any plan, proposal or intention to amend, discontinue (in whole or in part) or exercise a discretion in relation to the Pension Schemes or the Related Benefit Schemes;

               (ii) has given any indemnity to any person or party in connection with any of the Pension Schemes or the Related Benefit Schemes.

          (x) The Manager Sellers have given Parent and Buyer full details of the following:

               (i) any practice under the Pension Schemes of providing discretionary benefits including, but not limited to, increases to pensions in payment and deferment; and

               (ii) any announced or proposed amendments or changes to the Pension Schemes or the Related Benefit Schemes.

          (y) No increase has been made to the remuneration of any member of the Pension Schemes which is pensionable thereunder since the beginning of the administrative year of the relevant Pension Scheme.

          (z) No event capable of triggering the termination of the Pension Schemes and the Related Benefit Schemes has happened.

          (aa) Full particulars in writing of the assets and investments of the Pension Schemes have been supplied to Parent and Buyer and the Pension Schemes do not hold any self-investments or concentration of investments (as defined in Article 3 of Statutory Instrument No. 419 of 1993 and as amended by Statutory Instrument No. 568 of 1998).

          (bb) The trustees of each of the Pension Schemes have legal title to and control of all of the assets and investments of the relevant Pension Scheme of which they are trustees and there are no charges or encumbrances over any of the assets and investments of the Pension Schemes or the Related Benefit Schemes.

          (cc) All fees, charges, taxes or expenses relating to the Pension Schemes and the Related Benefit Schemes for which the Target Companies or the trustees of the Pension Schemes are or may become liable (whether wholly or in part) have been paid and the Target Companies have reimbursed any person who has paid any such fees, charges, taxes or expenses if and to the extent that the Target Companies are or may become liable so to do.

          (dd) Full details in writing have been disclosed to Parent and Buyer of any employers (other than the Target Companies) participating in the Pension Schemes or the

Related Benefit Schemes either now or in the past, and there are no employers participating on a temporary basis in the Pension Schemes.

          (ee) No payment or repayment of any of the assets of the Pension Schemes or the Related Benefit Schemes has been made to any employer participating in any such scheme, nor are there any arrangements outstanding in relation to the making of any bulk transfer payment from the Pension Schemes.

          (ff) The records of the Pension Schemes and the Related Benefit Schemes have been properly and accurately maintained.

               (i) There is no complaint or referral to or investigation or report in progress or pending by the Pensions Board in relation to or in respect of the Pension Schemes and/or the benefits provided under them.

               (ii) None of the Manager Sellers, the Target Companies, any employer participating in the Pension Schemes and the Related Benefit Schemes nor the trustees and the administrators of the Pension Schemes and the Related Benefit Schemes are involved or engaged in any litigation or arbitration proceedings or other claims or disputes and so far as the Manager Sellers are aware no claims (other than routine claims for benefits), litigation or arbitration proceedings or other disputes are outstanding, pending or threatened by or against the trustees or administrators of the Pension Schemes or the Related Benefit Schemes or against the Manager Sellers, the Target Companies or any other employer participating in the Pension Schemes or the Related Benefit Schemes in respect of any act, event, omission or other matter arising out of or in connection with the Pension Schemes or the Related Benefit Schemes or the provision of pension, death, sickness, disability or related benefits generally and there are no facts or circumstances likely to give rise to any such claims, litigation or arbitration proceedings or disputes.

          (gg) Employee Benefit Matters Relating to Qualtron U.S. Schedule 3.14
               -------------------------------------------------
sets forth a true and complete list of (I) all Employee Plans to which Qualtron U.S. contributes or is obligated to contribute, or under which Qualtron U.S. has or may have any liability for premiums or benefits, or which relates to any employee or former employee of Qualtron U.S. or the beneficiaries of any such employee or former employee as well as (II) all plans, agreements, policies and arrangements that would be described in (I) above if the term "employee" were construed to include outside directors, consultants or other independent contractors who provide services to or for the benefit of Qualtron U.S. (a "U.S. Plan"). For purposes of this Section 3.14(gg), the term "Employee Plan" means any plan, program, agreement, policy or arrangement whether or not reduced to writing that is: (i) a welfare benefit plan within the meaning of Section 3(1) of ERISA (a "Welfare Plan"); (ii) a pension benefit plan within the meaning of
Section 3(2) of ERISA; (iii) a stock bonus, stock purchase, stock option, restricted stock, stock appreciation right, or other equity-based plan; or (iv) any other retirement, bonus, incentive, deferred compensation, severance, change-in-control, welfare benefit or fringe-benefit plan.

               (i) With respect to each U.S. Plan, the Manager Sellers have provided or made available to Buyer accurate, current and complete descriptions of such plans, contracts, arrangements or practices, the classification of employees covered thereby and copies of such plans, arrangements and contracts and any trusts related thereto. Except as provided under a U.S. Plan, Qualtron U.S. has made no other commitments to its employees, former employees or their beneficiaries under which it is or would be obligated to provide any benefit.

               (ii) Except to the extent required by Section 601 et seq. of ERISA, no U.S. Plan that is a Welfare Plan provides benefits or coverage following retirement or other termination of employment. Each welfare benefit trust or fund that constitutes or is associated with a U.S. Plan and that is intended to be exempt from federal income tax under Section 501(c)(9) of the Code is so exempt.

               (iii) Neither Qualtron U.S. nor any corporation, trust, partnership or other entity that would be considered as a single employer with Qualtron U.S. under section 4001(b)(1) of ERISA or Sections 414(b), (c), (m) or (o) of the Code (a "Related Entity") has ever maintained, contributed to, or been required to contribute to any Employee Plan subject to Title IV of ERISA, or to any "multiemployer plan" within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA.

               (iv) Each U.S. Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified. Each U.S. Plan has been administered in all material respects in accordance with its terms and with all applicable law and nothing has occurred with respect to any U.S. Plan that has subjected or could subject Qualtron U.S. directly or indirectly to a penalty under ERISA or any excise tax under the Code. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code section 4980B have been met with respect to each U.S. Plan that is a Welfare Plan subject to such provisions.

               (v) All required contributions, assessments and premium payments on account of each U.S. Plan have been timely paid and no event has occurred that has resulted in or could subject Qualtron U.S. to a tax under Section 4971 of the Code or its assets to a lien under
          Section 412(n) of the Code.

               (vi) With respect to each Employee Plan that either Qualtron U.S. or a Related Entity maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, there are no existing (or, to the Manager Sellers' knowledge, threatened) lawsuits, claims or other controversies, other than claims for information or benefits in the normal course.

               (vii) No provision of any U.S. Plan would result in any limitation on the ability of Qualtron U.S. or the Buyer to terminate the Plan.

    3.15. Litigation.

  Except to the extent set forth in Schedule 3.15, there are no claims, actions, suits, proceedings or investigations, pending or, to the knowledge of each Target Company and each Manager Seller threatened, against or affecting any Target Company, nor is there any reasonable basis therefor and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received that would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

    3.16. Compliance with Law; Permits.

  No Target Company is in default under any applicable Legal Requirement which default would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. The Target Companies have conducted and are conducting their business in compliance with all applicable Legal Requirements and are not in violation of any of the foregoing except any violation that has not had, and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    3.17. Brokers and Finders.

  Except as set forth on Schedule 3.17, none of the Target Companies, any Seller, or any officer, director, or employee of any company on behalf of the Target Companies or any Seller has incurred any liabilities for any financial advisory fees, brokerage fees, commissions or finders' fees in connection with this Agreement or any of the transactions contemplated hereby.

    3.18. Predecessor Status; etc.

  Schedule 3.18 sets forth a list of all names of (a) Persons that were merged into the Company, (b) Persons a majority of whose voting stock was acquired by a Target Company; and (c) Persons, a majority of whose assets were acquired by a Target Company.

    3.19. Taxes.

          (a) Except as set forth in Schedule 3.19, (i) all Tax Returns of, relating to or which include any Target Company which are required to have been filed have been filed on a timely basis with the appropriate authorities and all such Tax Returns are true, correct and complete in all material respects, (ii) all Taxes required to have been paid by any

    Target Company have been paid in full on a timely basis to the appropriate authorities, and (iii) all Taxes or other amounts required to have been collected or withheld by any Target Company have been timely and properly collected or withheld.

          (b) Except as set forth in Schedule 3.19, (i) no Taxing authority has asserted in writing any adjustment, deficiency, or assessment that could result in additional Tax for which any Target Company is or may be liable,
    (ii) there is no pending audit, examination, investigation, dispute, proceeding or claim for which any Target Company has received notice relating to any Tax for which any Target Company is or may be liable, (iii) no statute of limitations with respect to any Tax for which any Target Company is or may be liable has been waived or extended, (iv) the due date of any Tax Returns that any Target Company is required to file has not been extended, and (v) no Target Company is a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

          (c) There are no Liens on any of the assets of the Company which arose in connection with any failure or asserted failure to pay any Tax, other than Permitted Liens.

          (d) No consent has been filed under Section 341(f) of the Code with respect to any Target Company. No Target Company is a party to any Contractual Obligation that, individually or together with other Contractual Obligations, could give rise to any payment that would not be deductible by reason of Section 162, 280G or 404 of the Code. No Target Company is or has been a United States real property holding company (as defined in Section 897(b) of the Code).

          (e) No Target Company has been a member of an affiliated group filing a consolidated federal income Tax Return, and no Target Company is liable for the Taxes of any Person under Treasury Regulation 1.1502-6 (or any similar provision of state, local, or foreign law) as transferee or successor, by Contractual Obligation or otherwise.

          (f) Copies of (i) any Tax examinations, (ii) extensions of statutory limitations, (iii) the federal, state and local income Tax Returns and franchise Tax Returns of any Target Company and (iv) correspondence between any Target Company and all Taxing authorities for its last three taxable years previously have been furnished to Parent and such Tax Returns are true, correct and complete in all material respects.

          (g) Except as set forth in Schedule 3.19, the provision for Taxes, if any, shown on the Balance Sheet is adequate to cover the aggregate Liability of the Target Companies arising out of facts or circumstances occurring on or prior to the Balance Sheet Date for all Taxes.

          (h) Each Target Company has filed federal and state, and if applicable, local Tax Returns for each period ending on or prior to the Closing Date.

          (i) At the Closing Date, all Taxation for which each of the Target Companies is liable will if and insofar as such Taxation or other sums ought to be paid prior to or on the Closing Date, have been paid at or before the Closing Date and the Target Companies will not have any liability in respect of Taxation falling due for payment on or prior to the Closing Date.

          (j) No dispute has arisen with the relevant tax authority in respect of computations for accounting periods within the applicable self-assessment years.

          (k)  [intentionally omitted].

          (l) None of the Target Companies operates nor has at any time operated any share option scheme, profit sharing scheme or other employee share scheme, except for the schemes details of which are set out in
     Schedule 3.19.

          (m)  The profit sharing scheme, details of which are set out in
     Schedule 3.19, is an approved scheme for the purposes of Part 17, Chapter 1 of the Taxes Consolidation Act, 1997 and no circumstances exist which would lead the Revenue Commissioners to withdraw approval of such scheme.

          (n) None of the employees of any of the Target Companies have benefited from the provisions of Section 479 of the Taxes Consolidation Act, 1997. If the employees of any of the Target Companies have benefited from Section 479 of the Taxes Consolidation Act, 1997 no circumstance exists in relation to any of the Target Companies which would lead to the withdrawal of the relief.

          (o) None of the Target Companies (other than Qualtron U.S.) has been at any time, for Taxation purposes, resident in any jurisdiction other than Ireland nor have they been at any time managed or controlled in or from any country other than Ireland and none of the Target Companies (other than Qualtron U.S.) has at any time established a branch or carried on any trade in any other country.

          (p) No act or transaction has been effected in consequence of which any of the Target Companies is or may be liable for any Taxation primarily chargeable against some other person and in particular none of the Target Companies are nor have any of them been liable to account for tax liabilities of another company under Section 627 of the Taxes Consolidation Act, 1997.

          (q) Each of the Target Companies (other than Qualtron U.S., which does not operate under the PAYE system) has properly operated the PAYE system of deduction of tax and accounted to the Revenue Commissioners for tax chargeable on the remuneration of its employees and has properly operated the Pay Related Social Insurance System and accounted to the relevant tax authority for all deductions made thereunder or provided in full for same in the accounts.

          (r) Each of the Target Companies (other than Qualtron U.S., which is not subject to the legislation referred to in this paragraph) has complied in all respects with the Social Welfare Consolidation Act 1993, the Health Contributions Act, 1979, Youth Employment Agency Act, 1981, and any Regulations made under any such Acts and has maintained full complete, correct and up to date records for the purposes thereof and has not committed any offence Part VI, Chapter 4 of the Social Welfare Consolidation Act, 1993 and is not liable for any abnormal or non-routine payment or any forfeiture or penalty or for the operation of any penal provisions due to non-compliance with the said Acts and/or Regulations.

          (s) None of the Target Companies has made any claim for relief in respect of the stock appreciation under Section 665 to 669 of the Taxes Consolidation Act, 1997.

          (t) None of the Target Companies is or has at any time since the Balance Sheet Date been liable to pay interest on overdue Taxation.

          (u) There is no appeal by any of the Target Companies pending against any assessment to Taxation.

          (v) Each of the Target Companies has for each accounting period up to and including the accounting period ending on September 30, 1999, furnished the relevant tax authority with full and accurate particulars relating to its affairs as required by applicable Legal Requirements, and also has properly and within the prescribed periods of time made all returns and given or delivered all notices, accounts and information required for the purpose of Taxation, and all such particulars have been correct in all material respects and on a proper basis and none have been disputed by the relevant tax authority concerned, and to the knowledge of each Target Company and each Manager Seller there are no grounds or circumstances which might cause any such dispute and each of the Target Companies has made all claims which would be of benefit to it within the time limits laid down in the relevant legislation. Each of the Target Companies has submitted computations of its taxable profits in respect of all periods up to and including the year ended on September 30, 1999.

          (w) Each of the Target Companies (except Qualtron U.S. to the extent such Act is not applicable to it) has complied in all material respects with the reporting requirements of Part 38, Chapter 3 of the Taxes Consolidation Act, 1997.

          (x) The provisions of the Waiver of Certain Tax, Interest and Penalties Act, 1993 does not have application to any of the Target Companies (mandatory requirement to avail of the tax amnesty where applicable).

          (y) None of the Target Companies has committed any act nor made any omission which might constitute an offence under Section 1078 of the Taxes Consolidation Act, 1997 (aiding, abetting, assisting, etc. tax evasion).

     (z) None of the Target Companies has entered into or been a party to any scheme or arrangement designed partly or wholly for the purpose of avoiding Taxation. None of the Target Companies has been involved in any "tax avoidance transaction" within the meaning of Section 811 of the Taxes Consolidation Act, 1997 and no provisions of that section apply to it in respect of any event (whether or not involving any of the Target Companies) which took place before the Closing Date or in respect of any series of events (whether or not such events or any of them involve any of the Target Companies) taking place partly before the Closing Date and partly after the Closing Date.

     (aa) None of the Target Companies has made any claim under Section 597 of the Taxes Consolidation Act, 1997 as respects the consideration for the disposal of its interest in any assets which are defined in the said Section 597 as "the "old assets" or under Section 605 of the Taxes Consolidation Act, 1997 (compulsory purchase order relief).

     (bb) None of the Target Companies has made any such transfer as is referred to in Section 589 of the Taxes Consolidation Act, 1997 or received any asset by way of gift as mentioned in Section 978 of the Taxes Consolidation Act, 1997.

     (cc) Each of the Target Companies has duly complied in all material respects with and has no material liability under Section 1 of the Stamp Act, 1891, as substituted by the provisions of Section 94 of the Finance Act, 1991.

     (dd) All instruments in the possession of or under the control of each of the Target Companies which attract stamp duty have been properly stamped.

     (ee) No relief, exemption or reduction has been obtained by the Target Companies from companies capital duty or stamp duty under Section 119 of the Stamp Duties Consolidation Act 1999 ("SDCA 1999") (reconstruction or amalgamation) or from stamp duty under Section 79 of the SDCA 1999 (associated company relief) or Section 80 of the SDCA 1999 (relief from capital and stamp duty in certain cases) which:

          (i)  has been forfeited, cancelled or withdrawn; or

          (ii) may be forfeited, cancelled or withdrawn in the future.

     (ff) All capital duty howsoever arising or payable including but not limited to any such arising or payable on any transaction referred to in Section 116 of the SDCA 1999 has been duly and promptly paid by each of the Target Companies and there is no outstanding liability therefor or interest thereon.

     (gg) Each of the Target Companies (other than Qualtron U.S.) is a registered and taxable person for the purposes of the Value Added Tax Act, 1972 and has complied in all material respects with such legislation (including the due payment of any sums due)
     and all regulations made or notices issued thereunder and has maintained and obtained materially complete, correct and up to date records, invoices and other documents (as the case may be) including, without prejudice to the generality of the foregoing, monthly control statements, INTRASTAT and VIES returns appropriate or requisite for the purposes thereof.

           (hh) None of the Target Companies is nor has been in arrears with its payments or returns (including where relevant monthly control statements and listings) or notifications under the Value Added Tax Act, 1972 or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provisions contained therein.

           (ii) Each of the Target Companies (other than Qualtron U.S.) has charged and accounted in a timely manner for value added tax at the appropriate rate in respect of all supplies of goods and services affected by the Value Added Tax Act, 1972.

           (jj) No arrangement exists or has existed whereby pursuant to Section 8(8) of the Value Added Tax Act, 1972 and Regulation 5 of the Value Added Tax Regulations 1979 (as amended) regarding membership of a group for value added tax purposes, the business activities of each of the Target Companies is or was deemed to be carried on by any other person or the business activities of any other person is or was deemed to be carried on by any of the Target Companies. No notification has been received by any of the Target Companies from the Revenue Commissioners under Section 8(8) of the Value Added Tax Act, 1972 including especially a notification in the absence of a request from the taxable persons concerned.

           (kk) None of the Target Companies has been required by appropriate fiscal authorities to give security under the value added tax legislation in Ireland or elsewhere nor do any circumstances exist which may cause any such fiscal authority to seek such security.

           (ll) None of the Target Companies has availed of the procedure in
Section 58 of the Finance Act, 1989 whereby a trader may account and make returns for value added tax purposes other than after each two monthly taxable period.

           (mm) None of the Target Companies has waived the exemption in respect of any exempted activity under Section 7 of the Value Added Tax Act, 1972.

     3.20. Completeness.

  The copies of all Contractual Obligations and other documents which are included on Company Disclosure Schedule or have been delivered to Parent in connection with the transactions contemplated hereby are complete and correct in all material respects.

     3.21. Government Contracts.

  No Target Company is, nor has it been within the two years prior to the date hereof, a party to governmental contracts subject to price redetermination or renegotiation by the government.

     3.22. Deposit Accounts; Powers of Attorney.

           (a) Schedule 3.22 sets forth an accurate schedule as of the date of this Agreement of:

               (i) the name of each financial institution in which any Target Company has accounts or safe deposit boxes;

               (ii)  the names in which the accounts or boxes are held;

               (iii) the type of account; and

               (iv) the name of each person authorized to draw thereon or have access thereto.

           (b) Except as set forth in Schedule 3.22, no Person holds a general or special power of attorney from any Target Company.

     3.23. U.S. Environmental Matters.

           (a) Except for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effects (a) Qualtron U.S. is and has been in compliance with all Environmental Laws;
     (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste (each a "Hazardous Substance") on, upon, into or from any site currently or heretofore owned leased or otherwise used by Qualtron U.S., other than such releases or threatened releases that would not require any clean-up or remediation; (c) there have been no Hazardous Substances generated by Qualtron U.S. that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local "superfund" site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; (d), there are no underground storage tanks located on, no polychlorinated biphenyls ("PCBs") or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by Qualtron U.S., except for the storage of hazardous waste in compliance with Environmental Laws; and (e) Qualtron U.S. has made available to Parent true and correct copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments.

      (b) For purposes of this Section 3.23, Environmental Laws means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3.24. Irish Environmental Matters.

      (a) Except (i) for violations set forth in Schedule 3.24, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) for such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has at all times complied in respect of its property located in Ireland in full with all applicable laws, regulations and requirements of all governmental, local and other relevant authorities or agencies relating to all environmental and pollution control issues relevant to or in any way affecting the business, assets or properties of the Company. All such laws, regulations and requirements are hereinafter referred to as "Environmental Requirements" which expression shall include in particular, without limitation, all requirements of and any regulations made under the legislation referred to in paragraph (f). No notice of any breach of or non-compliance with any Environmental Requirement has been served on the Company.

      (b) The Company has obtained from all governmental, local and other relevant authorities or agencies all necessary permissions, licenses, or other authorizations required under the Environmental Requirements in relation to the carrying on of the business of the Company at its property located in Ireland. All such permissions, licenses and authorizations have been granted on the basis that they are unconditional and do or did not require the undertaking or performance by the Company of any obligation of any nature (including, without limitation, any obligation to make any payment of any nature to any person), remain in full force and effect and permit the carrying on by the Company of its business and all activities related thereto on the basis disclosed to Buyer and at least at the same level of activity as has existed in relation thereto over the period of one year prior to the date hereof. No such permit, license or authorization is in any way subject to revocation or amendment or liable to be terminated or withdrawn.

      (c) The Company does not dispose or has not disposed of industrial effluent or material or releases or has not released or discharged any industrial emissions into the atmosphere or generated or generates noise to such an extent or in such a manner as to cause any nuisance to any person or which would give rise or has given rise to any cause of action of any nature by any party against the Company.

      (d) To the knowledge of the Manager Sellers, none of the Properties located in Ireland or the land, air, sea or water surrounding or adjoining them (whether or not such land, air, sea or water is owned by the Company) is polluted by any material, discharge, effluent or emission of any nature from any of the properties, assets or business operations of the Company or may be considered hazardous or damaging to the public health as a result of any such material, discharge effluent or emission.

          (e) In relation to Environmental Requirements, the business of the Company has been carried on in accordance with good business practice.

          (f)  The legislation referred to in paragraph (a) is as follows:-

               (i)    the Local Government (Water Pollution) Acts, 1977 to 1990;

               (ii)   the Air Pollution Act, 1987;

               (iii)  the Fisheries Acts, 1957 to 1990;

               (iv)   the European Communities Act, 1972;

               (v) the Local Government (Planning and Development) Acts, 1963 to 1999;

               (vi)   Environmental Protection Agency Act, 1992;

               (vii)  Dangerous Substances Act, 1972; and

               (viii) Waste Management Act, 1996.

     3.25. Illegal Payment.

  Neither any Target Company, nor any Seller nor any of their respective Affiliates, officers, employees or agents, has (a) directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other Person who was, is or may be in a position to help or hinder any Target Company (or assist in connection with any actual or proposed transaction) or made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which would subject any Target Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding or (ii) the non-continuation of which has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

     3.26. Transactions with Affiliates.

  Except for the matters set forth on Schedule 3.10(a)(iv), no Seller nor any Affiliate of any Seller (other than each Target Company) is an officer, director, employee, consultant, competitor, customer, distributor, supplier or vendor of, or is party to any Contractual Obligation or any other transaction with, any Target Company. There is no Intellectual Property which any Seller or any such Affiliate owns or is licensed or otherwise has the right to use which is used or useful in, or necessary to the conduct of the business of the Target Companies. All transactions between any Target Company on the one hand, and any Seller or any such Affiliate on the other hand, which occurred during the periods covered by the Financial Statements were on arms' length terms.

     3.27. Customers and Suppliers.

           (a) Since the Balance Sheet Date, (i) no significant customer (or group of customers which in the aggregate is significant) of any Target Company has given such Target Company notice or, to the knowledge of such Target Company, has taken any other action which has given Target Company reason to believe that such customer (or group of customers) will cease to purchase Products or reduce significantly the amount of Products purchased from such Target Company, (ii) no significant supplier or vendor (or group of suppliers or vendors which in the aggregate is significant) of any Target Company has given such Target Company notice or, to the knowledge of such Target Company, has taken any other action which has given such Target Company reason to believe that such supplier or vendor (or group of suppliers or vendors) will cease to supply or restrict the amount supplied or adversely change its price or terms to such Target Company of any products or services and (iii) none of the Target Companies has had any material dispute with any of its customers with regard to alleged defective goods or negligent services supplied or rendered by it.

           (b) No Target Company is a party to any Contractual Obligation with respect to special pricing or payment arrangements with any customer or the provision of benefits to any customer other than those offered to all customers.

           (c) Schedule 3.27 sets forth a list of each of the ten largest customers and ten largest suppliers of each Target Company and the dollar amount of their respective purchases or sales in the Company's most recent fiscal year, as the case may be.

           (d) There are no Contractual Obligations to which any Target Company is a party under the terms of which (i) any Target Company may be obligated to purchase any product from, or sell any product to, any other Person on an exclusive basis with respect to any geographic area or group of potential customers or (ii) any other Person may be similarly obligated toward any Target Company.

     3.28. Restrictions on Trade.

  There are no Contractual Obligations under which any Target Company is or may be prohibited or restricted from competing (i) in any business, (ii) in any geographic area and/or (iii) for any current or potential customers anywhere in the world.

     3.29. Grants, etc. not Repayable.

  Save for disposals in the Ordinary Course of Business none of the Target Companies has done or failed to do any act or thing which could result in all or any part of a government grant or other similar payment or allowance made or due to be made by it becoming repayable or being forfeited by it.

     3.30. Product Liability.

  Except as set forth on Schedule 3.30, each product manufactured, sold, leased, or delivered by the Target Companies has, to the knowledge of the Manager Sellers, been in conformity in all material respects with all applicable federal, state, local or foreign laws and regulations, Contractual Obligations and all express warranties. Except as set forth on Schedule 3.30, no product manufactured, sold, leased, or delivered by any Target Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease or as otherwise required by law.

     3.31. Returns Up-to-Date.

           (a) All returns particulars resolutions and other documents required to be filed or to be delivered on behalf of any of the Target Companies with or to the Registrar of Companies of Ireland or any other applicable jurisdiction or with or to any other public office, local authority or otherwise, have been correctly and properly made up in all material respects and so filed or delivered within the period prescribed.

           (b) All charges in favor of each of the Target Companies have (if appropriate) been registered in accordance with the provisions of the Companies Acts, 1963 - 1990.

     3.32. Insolvency.

           (a) No order has been made or petition presented or resolution passed for the winding up of any of the Target Companies and there are no grounds on which any such order or petition could be made or presented and no such resolution is contemplated by the members or any of them.

           (b) No distress, execution or other process has been levied on any of the assets of any of the Target Companies, nor has any of them stopped payment or become insolvent or unable to pay its debts for the purposes of
     Section 214 of the Companies Act, 1963.

           (c) No power to appoint a receiver or administrative receiver has been exercised or has arisen in respect of the business or any of the assets of any of the Target Companies and there is no unfulfilled or unsatisfied judgment or court order outstanding against any of them.

     3.33. Compliance with the Companies Act, 1990.

None of the Target Companies has:

           (a) had its affairs investigated pursuant to Section 7 or Section 8 or Section 9 of the 1990 Act nor has there been any investigation of the ownership of the shares of any of the Target Companies pursuant to Sections 14 and 15 of the 1990 Act nor has there been a direction made under Section 16 of the 1990 Act nor an investigation pursuant to Section 66 of the 1990 Act;

           (b) entered into any arrangement in breach of Section 28 or Section 29 of the 1990 Act;

           (c) made any loans or quasi-loans (within the meaning of Section 25 of the 1990 Act), entered into any credit transactions as creditor or entered into any guarantee or indemnity or provided any security in connection with a loan, quasi-loan or credit transaction in breach of
     Section 31 of the 1990 Act;

           (d) been and is not related to any other company for the purpose of
     Section 140 of the 1990 Act and is not and will not at any time be liable to be subject to an order made under that Section by virtue of any act (whether of commission or omission) that occurred prior to the Closing Date;

           (e) had a notice served on it by its auditors pursuant to Section 185 or 194 of the 1990 Act;

           (f) been struck-off and subsequently restored to the Register pursuant to the provisions of Section 311 (a) of the 1963 Act;

           (g) entered into any transaction or arrangement, particulars whereof would, pursuant to Section 41 of the 1990 Act, require to be contained in the accounts prepared by such company;

           (h) purchased or redeemed its own shares or those of its holding company or created treasury shares pursuant to the provisions of Part XI of the 1990 Act.

     3.34. Disclosure.

  This Agreement and the schedules hereto and all other documents and information furnished to Parent and its representatives in connection herewith do not and will not as of the Closing include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. If prior to the Closing the Company or any Seller becomes aware of any fact or circumstance that would change a representation or warranty of any Seller in this Agreement or any representation made on behalf of the Company or any Seller shall immediately give notice of such fact or circumstance to Parent; provided, however, that such notification shall not relieve any Target Company or any Seller of their respective obligations under this Agreement.

4.   Representations and Warranties Regarding the Sellers.

     Each Seller, solely as to itself, severally represents and warrants to Parent and Buyer that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Schedules referenced in this Section 4 accompanying this Agreement.

     4.1. Due Organization; Authorization.

     Such Seller, if it is not a natural Person, is duly incorporated and validly existing under the laws of the jurisdiction of its organization. Such Seller has all power and authority to enter into and perform this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Seller. This Agreement has been duly and validly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable against him or it in accordance with its terms.

     4.2. No Conflicts; Approvals.

          (a) Neither the execution, delivery and performance of this Agreement by such Seller nor the consummation by such Seller of the other transactions contemplated hereby will (i) conflict with or result in a breach of any provision of such Seller's organizational documents, (ii) result in any conflict with, breach of, or default or event which with the passage of time would be a default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under, or require any consent or approval which has not been, or prior to Closing will not be, obtained or waived with respect to any Contractual Obligation to which such Seller is a party or by which it or its properties or assets is subject or bound or (iii) violate any Legal Requirement applicable to such Seller or by which any of its properties or assets is subject or bound, except in the case of clauses (ii) and (iii) for any such conflict, breach, default, event or violation which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (b) No authorization, action, consent, license, permit, approval or other order of, declaration to, or filing by such Seller with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by such Seller of this Agreement or the consummation of the transactions contemplated hereby, except (i) any filing, consent or approval that has been made or obtained prior to the Closing and (ii) any of the foregoing, to the extent that the failure to have been obtained or made has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

     4.3. Title to Shares.

  Such Seller is the registered legal owner and beneficial owner of the outstanding Shares set forth opposite such Seller's name on Schedule 3.5(a), free and clear of all Liens. Except for this Agreement, there is no Contractual Obligation pursuant to which such Seller has, directly or indirectly, granted any option, warrant or other right to any Person to acquire any Shares or any other securities of, or direct or indirect interests in, any Target Company. Immediately following the Closing, Buyer will be the record and beneficial owner of the Shares, free and clear of any Lien (other than any Lien created with the consent of Buyer).

     4.4. No Resale.

  Such Seller is acquiring the Buyer Shares for his own account and not with a view to or for resale in connection with any distribution thereof.

     4.5. Offshore Transactions.

  Such Seller, at the time the offer and sale of the Buyer Shares originated, was outside Canada and was not a resident of Canada (and was not purchasing for the account or benefit of a resident of Canada).

     4.6. Investigation; No Additional Representations; No Reliance.

  Such Seller acknowledges that neither Parent nor any of its Affiliates has made, nor has any of their respective stockholders, members, directors, officers, agents or representatives been authorized to make, (nor shall any of the foregoing be deemed to have made) any representation, warranty, covenant or agreement, express or implied, with respect to Parent, Buyer or the transactions contemplated by this Agreement other than the explicit representations, warranties, covenants and agreements set forth herein. Such Seller further acknowledges and agrees that, without prejudice to Section 5, he (a) has made his own inquiry and investigation into, and based thereon has formed an independent judgment concerning, Parent, its Affiliates and their respective businesses, (b) has been furnished with or given adequate access to such information about Parent and its Affiliates as it has requested and (c) to the extent he has deemed appropriate, has addressed in this Agreement any matters arising out of his investigation and the information provided to him.

5.   Representations and Warranties Regarding Parent and Buyer.

     Parent and Buyer, jointly and severally, represent and warrant to each Seller that the statements contained in this Section 5 (other than the statements contained in Section 5.5, with respect to which Parent and Buyer represent and warrant only to the Manager Sellers) are correct and complete as of the date of this Agreement and, unless a date is specified in such representation and warranty, will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except as set forth in the Schedules referenced in this Section 5 accompanying this Agreement.

     5.1. Due Organization.

  Each of Parent and Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Buyer is duly authorized, qualified and licensed under all applicable Legal Requirements necessary to carry on their business in the places and in the manner as now conducted, except where the failure to be so authorized, qualified or licensed have not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. Each of Parent and Buyer have provided a true, complete and correct copy of each of its certificates of incorporation and by-laws.

     5.2. Authorization.

  Each of Parent and Buyer have all corporate power and authority to enter into and perform this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Parent and Buyer of this Agreement and the other documents and instruments to be delivered pursuant to this Agreement and the consummation by Parent and Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized and this Agreement constitutes its legal, valid and binding obligation and is enforceable against Parent and Buyer in accordance with its terms.

     5.3. No Conflicts; Approvals.

          (a) Neither the execution, delivery and performance of this Agreement by Parent or Buyer nor the consummation by Parent or Buyer of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of the certificate of incorporation or by-laws of Parent or Buyer, (ii) result in any conflict with, breach of, or default or event which with the passage of time would be a default (or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit) under, or require any consent or approval which has not been, or prior to Closing will not be, obtained or waived with respect to any Contractual Obligation to which Parent or Buyer is a party or by which either of them or their respective properties or assets is subject or bound or (iii) violate any Legal Requirement applicable to Parent or Buyer or by which either of their respective properties or assets is subject or bound, except in the case of clauses (ii) and (iii) for any such conflict, breach, default, event or violation which have not had and are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (b) No authorization, action, consent, license, permit, approval or other order of, declaration to, or filing by either of Parent or Buyer with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by either of Parent or Buyer of this Agreement or the consummation of the transactions contemplated hereby, except (i) any filing, consent or approval that has been made or obtained prior to the Closing and (ii) any of the foregoing, to the extent that the failure to have been obtained or made has not had and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

      5.4.  Buyer Shares.

  The Buyer Shares, when issued in connection with this Agreement and the other Closing Documents, will be duly authorized, validly issued and nonassessable.

     5.5.   SEC Reports.

  Parent has filed all reports, if any, required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since its
                              ---
initial public offering on July 27, 2000 (all such reports, the "Parent SEC
                                                                 ----------
Reports").  All of such Parent SEC Reports complied at the time they were filed
-------
in all material respects with applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of such Parent SEC Reports, as of their respective dates (as amended through the date hereof), contained or, with respect to Parent SEC Reports filed after the date hereof and before the Closing Date, will contain, any untrue statement of a material fact or omitted or, with respect to Parent SEC Reports filed after the date hereof and before the Closing Date, will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of Parent included in the Parent SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (a) were prepared from the books and records of Parent, (b) were prepared in accordance with U.S. GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (c) present a true and fair view in all material respects of the financial position of Parent as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in the Parent SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (x) were prepared from the books and records of Parent, (y) were prepared in accordance with U.S. GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (z) present fairly the financial position of Parent as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The foregoing representations and warranties shall also be deemed to be made with respect to all filings by Parent made with the SEC on or before the Closing Date.

     5.6. Investigation; No Additional Representations; No Reliance, etc.

  Parent and Buyer acknowledge that neither any Target Company nor any Seller nor any of their respective Affiliates has made, nor has any of their respective stockholders, members, directors, officers, agents or representatives been authorized to make, (nor shall any of the foregoing be deemed to have made) any representation, warranty, covenant or agreement, express or implied, with respect to any Target Company or any Seller or the transactions contemplated by this Agreement other than the explicit representations, warranties, covenants and agreements set forth herein. Parent and Buyer further acknowledges and agrees that they (a) have made their own inquiry and investigation into, and based thereon have formed independent judgments concerning, the Target Companies and their respective businesses, (b) have been furnished with or given adequate access to such information about the Target Companies as they has requested and
(c) to the extent they have deemed appropriate, have addressed in this Agreement any matters arising out of their investigation and the information provided to them.

     5.7. Prospectus Exemptions.

  No prospectus or offering memorandum has been prepared or filed by Buyer with any securities commission or similar Governmental Authority in connection with the sale and delivery of the Buyer Shares and such sale and delivery is exempt from the prospectus filing requirements of applicable Canadian securities laws.

     5.8. Exchangeable Shares..

  Parent and Buyer represent that the Exchangeable Shares are exchangeable at the option of the holder thereof on a one-for-one basis for shares of Parent Common Stock.

6.   Covenants.

     6.1. Access and Cooperation.

  During the period from the date hereof through the Closing, each Target Company will, and the Manager Sellers will, in so far as they each have power to do so, cause each Target Company to, afford to the officers and authorized representatives of Parent, during reasonable business hours, access to all of its sites, properties, books and records (including the right to make copies of such books and records), employees, suppliers and material customers, and will furnish Parent with such additional financial and operating data and other information as to the business and properties of the Target Companies as Parent may from time to time reasonably request. Each Target Company will, and the Manager Sellers will, in so far as they each have power to do so, cause each Target Company to, and each Seller will, as necessary, execute, deliver and file, and cooperate with Parent, Buyer, and their representatives, engineers, auditors and counsel in the preparation of, any reports, undertakings and other documents or other material which may be required in connection with any documents or materials required by any Governmental Authority or by NASDAQ or the TSE.

     6.2. Audited Financial Statements.

  Prior to the date which is thirty days after the Closing Date, the Company will, and the Manager Sellers shall use their reasonable best efforts to cause the Company to, provide Parent, at Parent's expense, with (i) the audited consolidated balance sheets of the Company and its Subsidiaries as at each of September 30, 1999 and 2000, (ii) the audited consolidated income statements of the Company and its Subsidiaries for each of the years ended September 1998, 1999 and 2000, (iii) the pro forma consolidated balance sheets of the Company and its Subsidiaries as at each of December 31, 1999 and September 30, 2000, and
(iv) the pro forma consolidated income statements for the Company and its Subsidiaries for the year ended December 31, 1999 and for the nine months ended September 30, 2000, in each case prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated and otherwise satisfying the requirements of Regulation S-X of the SEC, in form reasonably satisfactory to Parent, together with the consent of the Company's auditors for the inclusion of such financial statements (and such auditor's report thereon) in each of Parent's registration statements under the Securities Act and in each prospectus or other offering document filed by Buyer under applicable Canadian securities laws.

     6.3. Conduct of Business Pending Closing.

  During the period from the date hereof through the earlier of the Termination Date and the Closing, each Target Company will, and the Sellers will cause each Target Company to:

          (a) carry on its business in the Ordinary Course of Business and not introduce any material new method of management or operation;

          (b) maintain its properties, facilities and equipment, including those held under leases, in good working order and condition, ordinary wear and tear excepted;

          (c) perform all of its material obligations under agreements relating to or affecting its respective assets, properties, equipment or rights, except where the failure to so perform such obligations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

          (d) keep in full force and effect present insurance policies or other comparable insurance coverage with comparable insurers;

          (e) use its reasonable efforts to maintain and preserve its business organization intact, retain its current employees and maintain its relationships with suppliers, customers and others having business relations with it;

          (f) use its reasonable efforts to maintain compliance with all Legal Requirements and the terms of all debt and lease instruments; and

          (g) maintain present salaries and commission levels for all officers, directors, employees and agents, except for such changes to salaries and commission levels as are agreed with employees in the Ordinary Course of Business.

     6.4. Prohibited Activities.

  During the period from the date hereof through the earlier of the Termination Date and the Closing Date, no Target Company will, and the Sellers will cause each of the Target Companies not to, and no Seller will take any action to permit any Target Company to, without prior written consent of Parent:

          (a) take, or permit or suffer to be taken, any action which is represented and warranted in Section 3.9 not to have occurred since the Balance Sheet Date;

          (b) enter into any Contractual Obligation or incur or agree to incur any Liability except in the Ordinary Course of Business or make any capital expenditures in excess of $50,000 in the aggregate;

          (c) enter into or amend any credit sale, hire purchase, debt or lease instrument or amend any Contract;

          (d) create, assume or permit to exist any Lien (other than a Permitted Lien) upon any assets or properties whether now owned or hereafter acquired;

          (e) make any resolutions altering or proposing to alter the Company Charter Documents or the Subsidiary Charter Documents;

          (f) make any contribution pursuant to an employee benefit plan other than mandatory employer contributions; or

          (g)  dismiss any employee.

     6.5. Exclusivity.

  No Target Company will, and the Sellers will cause the Target Companies not to, and no Seller, nor any Affiliate, agent, officer, director or any representative of any Target Company or any Seller will, during the period commencing on the date of this Agreement and ending on the earlier to occur of the Closing and the Termination Date, directly or indirectly, (a) solicit or initiate the submission of proposals or offers from any person for, (b) participate in any discussions pertaining to, or (c) furnish any information to any Person other than Parent or Buyer relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, any Target Company or a merger, consolidation or business combination involving any Target Company.

     6.6. Stockholders Agreement.

  Each Seller, by its execution hereof, hereby agrees to, and as of the Closing Date each Seller shall become, party to the Amended and Restated Stockholders Agreement of Parent to be dated as of the Closing Date (the "Stockholders
                                                             ------------
Agreement"), in substantially the form of Exhibit 6.6 hereto.
---------                                 -----------

     6.7. Lock-up.

  Each Seller, by its execution hereof, hereby agrees that for a period beginning on the Closing Date and ending on the first anniversary of the Closing Date (the "Hold Period"), unless the shares of Parent Common Stock into which
           -----------
such Seller's Buyer Shares are exchanged are registered pursuant to Section 6.9, he or it shall not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer, directly or indirectly, any Exchangeable Shares or Parent Common Stock or any securities convertible into or exercisable or exchangeable for Exchangeable Shares or Parent Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Exchangeable Shares or Parent Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of such Exchangeable Shares or Parent Common Stock or such other securities, in cash or otherwise; provided, however, that the foregoing restrictions shall not apply to transactions relating to Exchangeable Shares or Parent Common Stock or other securities acquired by any Seller in open market transactions or in the public offering of shares of the Parent or Buyer.

     6.8. Exchange of Buyer Shares.

  Each Seller, by its execution hereof, hereby agrees that, unless the shares of Parent Common Stock into which the Buyer Shares held by such Seller are exchangeable are registered pursuant to Section 6.9, during the Hold Period he or it shall not exchange any Buyer Share for a share of Parent Common Stock. Parent and the Sellers hereby agree that, notwithstanding the provisions of any agreement or document relating to or governing the Exchangeable Shares, Parent shall cause the Parent Common Stock into which the Buyer Shares shall be exchangeable upon the expiration of the Hold Period to be registered under the Securities Act and listed on NASDAQ upon the expiration of the Hold Period.

     6.9. Piggyback Registration.

  Parent and Buyer hereby agree that, in the event at any time after the date that is 180 days after the Closing Date Parent shall register any shares of Parent Common Stock under the Securities Act in connection with any public offering in connection with which any Seller exercises its "piggyback registration rights" pursuant to Section 6.3 of the Stockholders Agreement, then solely to the extent that shares of Parent Common Stock are registered on behalf of any Seller in connection with such registration by Parent, (i) the provisions of Section 6.8 hereof shall not apply to the exchange (the "Registration
                                                            ------------
Exchange") of any Buyer Shares into shares of Parent
--------

Common Stock included in such registration (subject to the terms of the Stockholders Agreement), and (ii) the provisions of Section 6.7 hereof shall not apply to the Registration Exchange or the sale of such Buyer Shares in such Public Offering.

     6.10.  Notification of Certain Matters.

  Between the date hereof and the Closing Date, Enterprise and the Seller Representative shall give prompt written notice to Parent and Buyer of any information that indicates that any of the Sellers' representations or warranties contained in Sections 3 and 4 hereof was not true and correct as of the date hereof or will not be true and correct at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date.

     6.11.  Assignment of Agencies.

  Each of the Sellers shall on or prior to the Closing Date assign or procure the assignment to one of the Target Companies of all licenses, distributorship agreements, agencies and other appointments and other rights, patents, trademarks and other forms of intellectual property (collectively "Rights") in their name or names or in the name of any company or companies controlled by the Sellers or any of them, which Rights are related to the business carried on by the Target Companies.

     6.12.  Articles of Association.

  The Sellers (if so requested by the Parent and Buyer) shall on the Closing Date cause each of the Target Companies to amend its Articles of Association in such manner as shall be reasonably required by the Parent and Buyer.

     6.13.  Parent Guarantee.

  Parent hereby irrevocably guarantees the obligations of Buyer to the Sellers under (and subject to) the terms of this Agreement.

     6.14.  Prospectus Exemptions.

  Each Seller agrees and acknowledges that no prospectus or offering memorandum has been prepared or filed by Buyer with any securities commission or similar Governmental Authority in connection with the sale and delivery of the Buyer Shares.

     6.15.  Resale Restrictions.

  Each Seller agrees and acknowledges, without prejudice to the foregoing provisions of this Section 6, that the Buyer Shares will be subject to resale restrictions under applicable securities laws and each of the Sellers agrees that it will be solely responsible (and Buyer will in no way be responsible) for compliance with all relevant securities laws concerning any resale of the Buyer

Shares and each of the Sellers agrees that it will consult with its own legal advisors with respect to complying with all applicable restrictions relating to any such resale.

     6.16.  Legend.

  Each Seller agrees and acknowledges that each certificate representing the Buyer Shares will have endorsed conspicuously thereon legends in substantially the form set out below, or such other form as may be required by applicable Canadian securities law or stock exchange rules:

            "The exchangeable shares represented by this certificate are subject to a hold period and may not be traded in Canada except as permitted by applicable securities legislation."

            "The securities represented by this certificate are listed on the Toronto Stock Exchange; however, the said securities cannot be traded through the facilities of The Toronto Stock Exchange since they are not freely transferable, and consequently any certificate representing such securities is not "good delivery" in settlement of transactions on the Toronto Stock Exchange."

     Buyer agrees that the legend requirements described in this Section 6.16 shall cease and terminate as to any particular Buyer Shares when, in the opinion of McMillan Binch, or other counsel reasonably acceptable to Buyer, such legends are no longer required in order to assure compliance by Buyer with applicable Canadian securities law or stock exchange rules. Buyer further agrees that whenever such legend requirements shall so cease and terminate as to any Buyer Shares, the holder thereof shall be entitled to receive from Buyer, without expense, new certificates not bearing such legends.

     6.17.  Reliance by Buyer.

  Each Seller agrees and acknowledges that Buyer will rely upon the truth and accuracy of the acknowledgments, representations and agreements set forth in Sections 4.4, 4.5, 6.14, 6.15 and 6.16 hereof in issuing the Buyer Shares and agrees that, if any of such acknowledgments, representations and agreements is no longer accurate, he or it shall promptly notify Buyer.

7.   Conditions Precedent to Obligations of the Sellers.

  The obligation of the Sellers to consummate the purchase of the Shares and the other transactions contemplated hereby is subject to the fulfillment, prior to the Closing, of each of the following conditions, any of which may be waived by Enterprise and the Seller Representative, acting together:

     7.1. Representations and Warranties; Performance of Obligations.

  The representations and warranties of Parent and Buyer contained in Section 5 shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date; and all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by Parent and Buyer on or before the Closing Date shall have been complied with, performed and satisfied.

     7.2. Proceedings Satisfactory.

  All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to Enterprise, the Seller Representative and their counsel.

     7.3. No Litigation.

  No action or proceeding before any Governmental Authority shall have been instituted or threatened (other than by a party to this Agreement) to restrain or prohibit the consummation of the purchase of the Shares or the other transactions contemplated hereby or by any other Transaction Agreement in accordance with the terms hereof or thereof, or to obtain damages with respect thereto.

     7.4. Opinion of Counsel.

  The Sellers shall have received opinions from Ropes & Gray and McMillan Binch, counsel for Parent and Buyer, respectively, dated the Closing Date, substantially in the form of Exhibit 7.4.

     7.5. Escrow Agreement.

  Buyer shall have executed and delivered the Escrow Agreement dated as of the Closing Date among Buyer, the Manager Sellers, the Seller Representative and Brown Brothers Harriman & Co., as escrow agent, substantially in the form of
Exhibit 7.5 (the "Escrow Agreement").
                  ----------------

8.   Conditions Precedent to Obligations of Parent and Buyer.

  The obligation of Parent and Buyer to consummate the purchase of the Shares and the other transactions contemplated hereby is subject to the fulfillment, prior to the Closing, of each of the following conditions, any of which may be waived by Parent and Buyer:

     8.1. Representations and Warranties; Performance of Obligations.

  The representations and warranties of the Sellers contained in Sections 3 and 4 shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of such date; and all of the terms, covenants and conditions of this Agreement to be complied with, performed and satisfied by the Company and the Sellers on or before the Closing shall have been complied with, performed and satisfied.

     8.2. Proceedings Satisfactory.

  All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to Buyer, Parent and their counsel.

     8.3. No Litigation.

  No action or proceeding before a court or any other Governmental Authority shall have been instituted or threatened (other than by a party to this Agreement) to restrain or prohibit the purchase of the Shares or the other transactions contemplated hereby.

     8.4. Escrow Agreement.

  Each Manager Seller and the Seller Representative shall have executed and delivered the Escrow Agreement.

     8.5. Stockholders Agreement.

  Each Seller shall have executed and delivered the Stockholders Agreement.

     8.6. Sellers Release.

  Each Seller shall have delivered to Parent a general release in the form of Annex I.

     8.7. Resignations of Directors and Officers.

  To the extent requested by Parent, the members of the board of directors of each of the Target Companies and the officers of each of the Target Companies shall have delivered to Parent resignations (including terminations of employment agreements, if any) dated as of the Closing Date in form and substance reasonably satisfactory to Parent.

     8.8.  Employment Agreements.

  Each Manager Seller shall have executed and delivered an employment and non-competition agreement substantially in the applicable form attached hereto as
Exhibit 8.8.

     8.9.  Opinion of Counsel.

  Buyer and Parent shall have received opinions from counsel to the Sellers and Qualtron U.S., dated the Closing Date, substantially in the form of Exhibit 8.9.

     8.10. Bank of Ireland.

The Company shall have terminated all facilities made available to the Target Companies by the Bank of Ireland under the terms of a letter dated August 19, 1999 and the release of any Liens related thereto.

     8.11. Consent of Grant Authority.

The Company shall have obtained the consent of Udaras na Gaeltachta for the proposed transaction.

     8.12. Consents and Approvals.

  All necessary consents of, and filings with, any Governmental Authority relating to the consummation of the purchase of the Shares and to the transactions contemplated hereby, including, without limitation, any approvals required by the TSE or any Governmental Authority under applicable Canadian securities laws in connection with the issuance of the Buyer Shares, shall have been obtained and made. Without limiting the generality of the foregoing, the Buyer on behalf of all the other parties hereto and in cooperation with them, shall have notified the Minister for Enterprise Trade and Employment (the "Minister") of the transactions contemplated hereby pursuant to the Mergers,
 --------
Takeovers & Monopolies (Control) Act 1978 (the "Control Act"), and (i) the
                                                -----------
Minister shall have informed the Sellers or the Buyer that she has decided not to make an order under Section 9 of the Control Act in relation to such transactions; (ii) the Minister shall have made a conditional order permitting such transactions on terms satisfactory to the Buyer at its absolute discretion; or (iii) the relevant period under Section 6 of the Control Act shall have expired without the Minister having made an order.

     8.13. Third-Party Consents.

The Target Companies shall have obtained each of the consents and approvals relating to each of the Contractual Obligations that are set forth on Schedule
3.4 hereto.

     8.14. Consent of TSE.

  The TSE shall have consented to the issuance of the Buyer Shares to the Seller.

9.   Indemnification.

     9.1. Indemnity by Sellers.

          (a)  Company. Subject to the limitations set forth in this Section 9,
               -------
     each Manager Seller shall, on a several basis, indemnify and hold harmless, to the fullest extent permitted by law, Parent, Buyer and each of their respective officers, directors, employees, agents and Affiliates except any Manager Seller (collectively, the "Buyer Indemnitees") from, against and in
                                        -----------------
     respect of Losses arising from or related to any breach or default in performance by the Company (prior to the Closing) of any covenant or agreement of the Company contained in this Agreement.

          (b)  Seller.  Subject to the limitations set forth in this Section 9,
               ------
     each Seller shall, on a several basis, indemnify and hold harmless, to the fullest extent permitted by law, the Buyer Indemnitees from, against and in respect of Losses arising from or related to any of the following:

               (i) any breach or default in performance by such Seller of any covenant or agreement of such Seller contained in this Agreement; or

               (ii) any breach of any representation or warranty made by such Seller in Section 4, the Escrow Agreement or in any certificate, instrument or other document delivered by or on behalf of any such Seller pursuant hereto or thereto (as each such representation or warranty would read if all qualifications as to materiality (including in the definition of Material Adverse Effect) were deleted therefrom).

          (c) Manager Sellers.  Subject to the limitations set forth in this
              ---------------
     Section 9, each Manager Seller shall, severally and not jointly, indemnify and hold harmless, to the fullest extent permitted by law, the Buyer Indemnities from, against and in respect of any of the following:

               (i) Losses arising from or related to any breach of any representation or warranty made by such Manager Seller in Section 3 (as each such representation or warranty would read if all qualifications as to materiality (including in the definition of Material Adverse Effect) were deleted therefrom); or

               (ii) any Taxes of any Target Company for taxable periods (or portions thereof) ending on or prior to the Closing Date (except (a) to the extent accrued on the Closing Balance Sheet and (b) for any Taxes assessed solely as a result of the U.S. Acquisition).

     9.2. Monetary Limitations.

          (a) Except as provided in clause (b) below, (A) the Manager Sellers shall not have any obligation to indemnify any Buyer Indemnitee pursuant to
     Section 9.1(c)(i) unless and until the aggregate of all such individual Losses incurred or sustained by all Buyer Indemnitees in respect of Sections 9.1(b)(ii) or 9.1(c)(i) exceeds Two Hundred Fifty Thousand Dollars (U.S. $250,000) whereupon, subject to clause (B) hereof, the Manager Sellers shall indemnify the Buyer Indemnities for the entire aggregate cumulative amount of such Losses, and (B) subject to Section 9.2(b), the assets contained in the Escrow Account shall be the sole source of satisfaction for any claim for indemnification under Section 9.1(c)(i) against any Manager Seller and there shall be no further recourse to any Manager Seller arising from any claim for indemnification under Section 9.1(c)(i); provided, however, that the aggregate liability of the
                --------  -------
     Manager Sellers to indemnify the Buyer Indemnities for Losses arising from any breach of the representations and warranties made by each Manager Seller in Sections 3.23 (U.S. Environmental Matters) and 3.24 (Irish Environmental Matters) shall in no event exceed U.S. $2,414,827, and the assets contained in the Escrow Account shall be the sole source of satisfaction for any claim by any Buyer Indemnitee made on or prior to the Distribution Date (as defined in the Escrow Agreement) for indemnification under Section 9.1(c)(i) in respect of the representations and warranties made by each Manager Seller in Sections 3.23 and 3.24.

          (b) Notwithstanding the foregoing, no minimum or maximum dollar limitation shall apply to Losses arising from (A) any claim with respect to the representations and warranties contained in Sections 3.1 (Organization), 3.2 (Subsidiaries), 3.5 (Capitalization), 3.14 (Employee Benefit Plans; Pensions), 3.17 (Brokers and Finders) and 3.19 (Taxes), (B) any claim under Section 9.1(a), 9.1(b) (subject to Section 9.2(c)) or 9.1(c)(ii) or (C) any claim resulting from fraud or intentional misrepresentation.

          (c) Except for any claim resulting from fraud or intentional misrepresentation, the maximum aggregate obligation of any Seller in respect of all Losses incurred by the Buyer Indemnitees arising from or related to any breach by such Seller of the representation and warranty made by such Seller in Section 4.2 shall be such Seller's pro rata share of the sum of the Unadjusted Purchase Price plus the amount of the Adjustment, if any.

     9.3. Time Limitations.

     (a) Regardless of any investigation made at any time by or on behalf of any party hereto or of any information any party may have in respect thereof:

               (i) except as set forth in clauses (ii), (iii) and (iv) below, any claim for indemnification pursuant to Section 9.1(c)(i) must be made on or prior to the close of business on the last day of the eighteenth month following the Closing Date;

               (ii) any claim for indemnification pursuant to Section 9.1(c)(i) with respect to the representations and warranties contained in Sections
     3.14 (Employee Benefit Plans; Pensions), 3.23 (U.S. Environmental Matters) and 3.24 (Irish Environmental Matters) must be made on or prior to the close of business on the third anniversary of the Closing Date; and

               (iii) any claim for indemnification pursuant to (i) Section 9.1(c)(i) with respect to the representations and warranties contained in
     Section 3.19 (Taxes), or (ii) Section 9.1(c)(ii), must be made prior to the expiration of the applicable statute of limitations; and

               (iv)  there shall be no limitation as to time with respect to:
     (A) claims with respect to the representations and warranties contained in Sections 3.1 (Organization), 3.2 (Subsidiaries), 3.3 (Authorization), 3.5 (Capitalization) and 3.17 (Brokers and Finders), (B) claims brought under Sections 9.1(a) or 9.1(b) and (C) claims resulting from fraud or intentional misrepresentation.

     (b) For purposes of this Section 9 (except to the extent otherwise set forth in Section 9.5), any claim for indemnification under Section 9.1(a) shall be duly made by giving written notice of such claim to Enterprise and the Seller Representative, any claim for indemnification under Section 9.1(b) shall be duly made by giving written notice of such claim to the applicable Seller, and any claim for indemnification under Section 9.1(c) shall be duly made by giving written notice of such claim to the Seller Representative.

     9.4. Indemnity by Parent and Buyer.

  Subject to the limitations set forth in Section 5, each of Parent and Buyer, on a joint and several basis, shall indemnify and hold harmless, to the fullest extent permitted by law, Sellers and their respective officers, directors, employees, agents and Affiliates (collectively, the "Seller Indemnitees") from,
                                                     ------------------
against and in respect of Losses arising from or related to any of the following: (a) any breach or default in performance by Parent or Buyer of any covenant or agreement of Parent or Buyer contained in this Agreement; or (b) any breach of any representation or warranty made by Parent or Buyer to such Seller in Section 5, the Escrow Agreement or in any certificate, instrument or other document delivered by or on behalf of Parent or Buyer pursuant hereto or thereto; provided, that Parent and Buyer shall not indemnify or hold harmless
         --------
Enterprise or its officers, directors, employees, agents and Affiliates from, against or in respect of any Losses arising from or related to any breach of any representation or warranty made by Parent or Buyer in Section 5.5.

     9.5. Monetary Limitations on Parent and Buyer Indemnity.

          (a) (i) Parent and Buyer shall not have any obligation to indemnify any Seller Indemnitee pursuant to Section 9.4(b) unless and until the aggregate of all Losses incurred or sustained by all Seller Indemnitees in respect of Section 9.4(b) exceeds Two Hundred Fifty Thousand Dollars (U.S. $250,000) and (ii) the aggregate liability of Parent and Buyer to indemnify the Seller Indemnitees for Losses in respect of Section 9.4(b) shall in no event exceed U.S. $2,414,827.

          (b) Notwithstanding the foregoing, no minimum or maximum dollar limitation shall apply to Losses arising from (i) any claim with respect to the representations and warranties contained in Sections 5.1
     (Organization), 5.2 (Authorization), 5.4 (Buyer Shares) or 5.7 (Prospectus Exemptions), or (ii) any claim resulting from fraud or intentional misrepresentation.

          (c) Notwithstanding the foregoing, except for any claim resulting from fraud or intentional misrepresentation, the maximum aggregate obligation of Parent and Buyer in respect of all Losses incurred by the Seller Indemnitees arising from or related to any breach by Parent or Buyer of the representations and warranties made by Parent and Buyer in Section
     5.3 shall be the amount equal to the sum of the Unadjusted Purchase Price plus the amount of the Adjustment, if any.

     9.6. Time Limitations on Parent and Buyer Indemnity.

          (a) Regardless of any investigation made at any time by or on behalf of any party hereto or of any information any party may have in respect thereof:

               (i) except as set forth in clause (ii) below, any claim for indemnification pursuant to Section 9.4 must be made on or prior to the close of business on the last day of the eighteenth month following the Closing Date;

               (ii) there shall be no limitation as to time with respect to (A) claims with respect to the representations and warranties contained in Sections 5.1 (Organization), 5.2 (Authorization) or 5.4 (Buyer Shares), (B) claims brought under Section 9.4(a) and (C) claims resulting from fraud or intentional misrepresentation.

          (b) For purposes of this Section 9, any claim for indemnification under Section 9.4 shall be duly made by Enterprise and the Seller Representative, acting together, giving written notice of such claim to Parent and Buyer.

     9.7. Limitation on Remedies.

  After the Closing Date, the indemnification provided in this Section 9, subject to the limitations set forth in this Agreement, shall be the sole and exclusive remedy available to any Buyer Indemnitee or any Seller Indemnitee arising from this Agreement and the transactions contemplated hereby.

     9.8. Circular Recovery.

  Each Seller hereby agrees that it will not make any claim of any kind, whether for indemnification or otherwise, against any Target Company or any of their respective Affiliates by reason of the fact that he was a controlling person, director, officer, employee, agent or other representative of any Target Company or was serving as such for another Person at the request of a Target Company (whether such claim is for Losses of any kind or otherwise and whether such claim is pursuant to any statute, charter, by-law, Contractual Obligation or otherwise) with respect to any claim brought by a Buyer Indemnitee relating to this Agreement or any of the transactions contemplated hereby.

     9.9. Third Party Claims.

  Promptly after the receipt by any Buyer Indemnitee (the "Indemnified Party")
                                                           -----------------
of notice of the commencement of any action against such Indemnified Party by a third party, such Indemnified Party shall, if a claim with respect thereto is to be made against any party obligated to provide indemnification (the

"Indemnifying Party") pursuant to this Section 9, give such Indemnifying Party
-------------------
written notice thereof in reasonable detail in light of the circumstances then known to such Indemnified Party. The failure to give such notice shall not relieve any Indemnifying Party from any obligation hereunder except where, and then solely to the extent that, such failure actually and materially prejudices the rights of such Indemnifying Party. Such Indemnifying Party shall have the right to defend such claim, at such Indemnifying Party's expense and with counsel of its choice reasonably satisfactory to the Indemnified Party, provided that (a) the Indemnifying Party gives the Indemnified Party a written notice that it will indemnify the Indemnified Party for all Losses which the Indemnified Party may suffer arising from or related to such claim, (b) the claim does not involve a claim for injunction or similar equitable relief, (c) settlement of, or an adverse judgment with respect to, such claim is not, in the good faith judgment of the Indemnified Party, reasonably likely to establish an adverse precedent, custom or practice with respect to the business of such Indemnified Party and (d) the Indemnifying Party conducts the defense of such claim actively and diligently. If the Indemnifying Party assumes the defense of such claim, the Indemnified Party agrees to reasonably cooperate in such defense so long as the Indemnified Party is not materially prejudiced thereby. So long as the conditions set forth in clauses (a) through (d) above continue to be satisfied, the Indemnified Party may retain separate co-counsel at its sole cost and expense and may participate in the defense of such claim, and neither any Indemnifying Party nor any Indemnified Party will consent to the entry of any judgment or enter into any settlement with respect to such claim without the prior written consent of the other, which consent will not be unreasonably withheld. In the event the Indemnifying Party does not or ceases to conduct the defense of such claim for any reason, (x) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, such claim in any manner it may reasonably deem to be appropriate, (y) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against such claim, including attorneys' fees and expenses, and (z) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer arising from or related to such claim to the full extent provided in this Section 9.

     9.10.  Exchange Rate.

Any payment made (or claimed to be owing) to any Buyer Indemnitee pursuant to this Section 9 shall be calculated in U.S. Dollars based on the then Applicable Exchange Rate, and any payment made (or claimed to be owing) to any Seller Indemnitee pursuant to this Section 9 shall be calculated in Irish Pounds based on the then Applicable Exchange Rate.

10.  Termination of Agreement.

     10.1.  Termination.

  This Agreement may be terminated on any day at any time prior to the Closing (the "Termination Date"):
      ----------------

          (a) by mutual consent of Enterprise, the Seller Representative, Parent and Buyer;

          (b) by Enterprise and the Seller Representative, acting together, or by Parent and Buyer if the Closing shall not have occurred on or prior to December 31, 2000 or such later date, if any, as Parent, Buyer, Enterprise and the Seller Representative may agree upon in writing, provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to Enterprise and the Seller Representative or Parent and Buyer if the failure to fulfill any obligation under this Agreement by the Company or any Seller, on the one hand, or Parent or Buyer, on the other hand, has been the cause of or resulted in the failure of the Closing to occur on or before such date;

          (c) by Parent and Buyer if (i) there shall have been a breach of any of the covenants or agreements of the Company or any Seller hereunder which cannot be or has not been cured within 10 days (but not later than December 31, 2000) after written notice to the breaching party or (ii) there shall have been any breach of any representation or warranty of any Seller contained herein or in any instrument or other document delivered by or on behalf of any Seller in connection herewith; and

          (d) by the Sellers if (i) there shall have been a breach of any of the covenants or agreements of Parent and Buyer hereunder which cannot be or has not been cured within 10 days (but not later than December 31, 2000) after written notice to the breaching party or (ii) there shall have been any breach of any representation or warranty of Parent or Buyer contained herein or in any instrument or other document delivered by or on behalf of Parent or Buyer in connection herewith.

     10.2. Liabilities in Event of Termination.

  The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement. The provision of this Section 10.2 and of Sections 12, 14.7 and 14.9 shall survive the termination of this Agreement.

11.  Noncompetition.

     11.1. General

     In consideration of the benefits that each of them will realize upon consummation of the transactions contemplated by this Agreement, each Seller who is party to a Contractual Obligation, or who is to become party to a Contractual Obligation in connection with the transactions contemplated by this Agreement, relating to noncompetition and/or nonsolicitation agrees to comply with the terms of such Contractual Obligation.

     11.2. Materiality.

  Each such Seller acknowledges and agrees that the covenants set forth in this
Section 11 are a material and substantial part of this transaction.

12.  Nondisclosure of Confidential Information.

     12.1.     Company and the Sellers.



  Each of the Target Companies and each Seller recognize and acknowledge that it has in the past, currently has, and in the future may have, access to (a) certain information about the Target Companies including lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of the Target Companies and (b) certain information about Parent and its Subsidiaries. The Company and each Seller agrees that it will not use such information or disclose such information to any Person for any purpose or reason whatsoever, except as authorized by Parent, unless, in each case, (i) such information is or becomes known to the public generally through no fault of a Target Company or a Seller, (ii) the Company or such Seller is required by applicable Legal Requirements to disclose such information, or (iii) such information is of a type or nature which a Target Company discloses in the Ordinary Course of Business and such information is disclosed in the Ordinary Course of Business; provided, however, that nothing in this Section 12.1 shall
                    --------  -------
be construed as prohibiting Enterprise from using certain non-proprietary information relating to the Company solely in the assessment and identification of future investment opportunities. If a Target Company or any Seller is requested to provide such information pursuant to any applicable Legal Requirements, the Company or such Seller shall notify Parent as promptly as possible and shall allow Parent the opportunity to oppose such request. In the event of a breach or threatened breach by the Company or any Seller of the provisions of this Section, Parent and Buyer shall be entitled to seek an injunction without posting bond restraining such Seller from disclosing, in whole or in part, such information. Nothing contained herein shall be construed as prohibiting Parent and Buyer from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     12.2. Parent and Buyer.

  Parent and Buyer each recognize and acknowledge that prior to the Closing Date or Termination Date, as applicable, they will have access to certain information of the Target Companies including lists of customers, operational policies, pricing and cost policies that are valuable, special and unique assets of the Target Companies. This information has been provided to Parent, Buyer and their respective representatives for the purpose of evaluating the transactions contemplated by this Agreement. Parent and Buyer agree, that prior to the Closing they will not use such information other than for the purposes for which it has been provided and will not disclose such information to any Person for any purpose or reason whatsoever, unless, in each case, such information is or becomes known to the public generally through no fault of Parent or Buyer, or unless Parent or Buyer are required by applicable Legal Requirements or the requirements of NASDAQ or the TSE to disclose such information. If Parent or Buyer is requested to provide such information pursuant to any applicable Legal Requirements or the requirements of NASDAQ or the TSE, Parent or Buyer shall notify the Company as promptly as possible and shall allow the Company an opportunity to oppose such request. In the event of a breach or threatened breach by Parent or Buyer of the provisions of this Section, the Company shall be entitled to seek an injunction without posting bond restraining Parent and Buyer from disclosing, in whole or in part, such information. Nothing contained herein shall be construed as prohibiting the Sellers on the Company's behalf or on behalf of the Target Companies, as the case may be, from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     12.3. Damages.

  Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, Parent, Buyer, each Target Company, and each Seller agree that, in the event of a breach or threatened breach by any of them of the foregoing covenants, the covenants may be enforced by injunctions and other equitable relief.

13.  Definitions; Interpretation.

     13.1.     Definitions.

As used in this Agreement, the terms defined below shall have the respective meanings hereinafter specified:

     "Acquisition" shall have the meaning set forth in the Recitals.
      -----------

     "Adjustment" shall have the meaning set forth in Section 1.5(a).
      ----------

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the
      ---------
     regulations promulgated under the Securities Exchange Act.

     "Agreement" shall have the meaning set forth in the introductory paragraph.
      ---------

     "Applicable Exchange Rate" shall mean (i) for purposes of Section
      ------------------------
     1.4(b)(i), IR(Pounds) 0.9227: U.S. $1.00, and (ii) for all other purposes hereunder, the exchange rate offered by the Bank of Canada on the date on which the applicable payment is to be made.

     "Assets" shall have the meaning set forth in Section 3.7(a).
      ------

     "Audited Financial Statements" shall have the meaning set forth in Section
      ----------------------------
     3.6(a)(i).

     "Balance Sheet" shall mean the audited consolidated balance sheet of the
      -------------
     Company and its Subsidiaries at September 30, 2000.

     "Balance Sheet Date" shall have the meaning set forth in Section 3.6(a)(i).
      ------------------

     "Buyer" shall have the meaning set forth in the introductory paragraph.
      -----

     "Buyer Indemnitees" shall have the meaning set forth in Section 9.1(a).
      -----------------

     "Buyer Shares" shall mean the Exchangeable Shares included in the
      ------------
     Enterprise Stock Consideration, the Manager Stock Consideration and the Escrowed Stock Consideration.

     "Closing" shall have the meaning set forth in Section 2.
      -------

     "Closing Date" shall have the meaning set forth in Section 2.
      ------------

     "Closing Balance Sheet" shall have the meaning set forth in Section 1.5(b).
      ---------------------

     "Closing Working Capital" shall mean the Working Capital of the Target
      -----------------------
     Companies as of the close of business on the Closing Date (calculated without giving effect to the consummation of the U.S. Acquisition).

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Company" shall have the meaning set forth in the introductory paragraph.
      -------

     "Company Charter Documents" shall have the meaning set forth in Section
      -------------------------
     3.1.

     "Company Disclosure Schedules" shall have the meaning set forth in Section
      ----------------------------
     3.

     "Contracts" shall have the meaning set forth in Section 3.10(b).
      ---------

     "Control Act" shall have the meaning set forth in Section 8.12.
      -----------

     "Contractual Obligation" shall mean, with respect to any Person, any
      ----------------------
     contract, agreement, understanding, deed, mortgage, lease, license, commitment, undertaking, arrangement or understanding, written or oral, or other document or instrument including any document or instrument evidencing or otherwise relating to any indebtedness but excluding the charter and by-laws of such Person, to which or by which such Person is a party or otherwise subject or bound or to which or by which any property or right of such Person is subject or bound.

     "Disagreement Notice" shall have the meaning set forth in Section 1.5(c).
      -------------------

     "Employee Plan" shall have the meaning set forth in Section 3.14(hh).
      -------------

     "Enterprise" shall have the meaning set forth in the introductory
      ----------
     paragraph.

     "Enterprise Cash Consideration" shall have the meaning set forth in
      -----------------------------
     Section 1.4.

     "Enterprise Stock Consideration" shall have the meaning set forth in
      ------------------------------
     Section 1.4.

     "Environmental Law" shall mean any federal, state, local or foreign law,
      -----------------
     statute or regulation, or any judgment, decree, order, arbitration award, or any license or permit issued by any federal, state, local or foreign Governmental Authority, whether in Ireland or elsewhere, relating to occupational health and safety or pollution or protection of the environment.

     "Equipment" shall have the meaning set forth in Section 3.7(b).
      ---------

     "Equipment Leases" shall have the meaning set forth in Section 3.7(b).
      ----------------

     "Escrow Agent" shall mean Brown Brothers Harriman & Co.
      ------------

     "Escrow Agreement" shall have the meaning set forth in Section 7.5.
      ----------------

     "Escrowed Stock Consideration" shall have the meaning set forth in
      ----------------------------
     Section 1.4.

     "Estimated Closing Working Capital" shall mean IR (Pounds)7,119,489.
      ---------------------------------

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
     amended.

     "Exchangeable Shares" shall mean the exchangeable shares of Buyer which are
      -------------------
     exchangeable in accordance with their terms at the option of the holder thereof on a one-for-one basis for shares of Parent Common Stock.

     "Financial Statements" shall have the meaning set forth in Section 3.6(a).
      --------------------

     "Governmental Authority" shall mean any Irish, U.S. federal, state,
      ----------------------
     local or any foreign government, governmental authority, regulatory or administrative agency, board, governmental commission, court or tribunal (or any department, bureau or division of any of the foregoing) or any arbitral body.

     "Hold Period" shall have the meaning set forth in Section 6.7.
      -----------

     "Indemnified Party" shall have the meaning set forth in Section 9.9.
      -----------------

     "Indemnifying Party" has the meaning set forth in Section 9.9.
      ------------------

     "Independent Accountants" shall have the meaning set forth in Section
      -----------------------
     1.5(d).

     "Intellectual Property" shall mean the entire right, title and interest
      ---------------------
     in and to all proprietary rights of every kind and nature, including patents, copyrights, Trademarks, mask works, trade secrets and proprietary information, all applications for any of the foregoing, and any license or agreements granting rights related to the foregoing (i) subsisting in, covering, reading on, directly applicable to or existing in the Products, including all Intellectual Property identified in Schedule 3.7(d), (ii) that are owned, licensed or controlled in whole or in part by one or more Target Companies and relate to the business of the Target Companies or
     (iii) that are used in or necessary to the development, manufacture, sales, marketing or testing of the Products.

     "Interim Balance Sheet" shall have the meaning set forth in Section
      ---------------------
     3.6(a)(ii).

     "Interim Financial Statements" shall have the meaning set forth in Section
      ----------------------------
     3.6(a)(ii).

     "Irish GAAP" shall mean generally accepted accounting principles in
      ----------
     Ireland as in effect from time to time.

     "Leases" shall have the meaning set forth in Section 3.7(c)(i).
      ------

     "Legal Requirements" shall mean any Irish, United States federal, state,
      ------------------
     local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution or promulgation, or any order, judgment or decree of any Governmental Authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law.

     "Liability" shall mean any liability or obligation (whether known or
      ---------
     unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

     "Licenses" shall have the meaning set forth in Section 3.7(d).
      --------

     "Lien" shall mean any mortgage, pledge, lien, security interest, charge,
      ----
     claim, equitable interest, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including a capital lease), transfer for the purpose of subjection to the payment of any Liability, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom.

     "Losses" shall mean any and all damages, deficiencies, claims, actions,
      ------
     charges, suits, proceedings, demands, assessments, judgments, orders, decrees, awards, penalties, fines, amounts paid in settlement, losses (including any diminution in value), costs, fees, expenses (including costs of collection and attorneys' fees and expenses), obligations and liabilities, excluding consequential damages.

     "Manager Cash Consideration" shall have the meaning set forth in section
      --------------------------
     1.4.

     "Manager Sellers" shall have the meaning set forth in the introductory
      ---------------
     paragraph.

     "Manager Stock Consideration" shall have the meaning set forth in Section
      ---------------------------
     1.4.

     "Material Adverse Effect" shall mean a material adverse effect on the
      -----------------------
     business, operations, assets, properties, prospects or condition, financial or otherwise, of any of the Target Companies, after giving effect to the transactions contemplated hereby.

     "Minister" shall have the meaning set forth in Section 8.12.
      --------

     "NASDAQ" shall mean the Nasdaq Stock Market, Inc., its Affiliates and
      ------
     related regulators.

     "Ordinary Course of Business" shall mean, with respect to any Person, the
      ---------------------------
     ordinary course of business, consistent with past practice, of such Person (including with respect to timing, frequency and amounts).

     "Owned Real Property" shall have the meaning set forth in Section
      -------------------
     3.7(c)(i).

     "Parent" shall have the meaning set forth in the introductory paragraph.
      ------

     "Parent Common Stock" shall mean the common stock, par value $.01 per
      -------------------
     share, of Parent.

     "Parent SEC Reports" shall have the meaning set forth in Section 5.5.
      ------------------

     "Pension Schemes" shall have the meaning set forth in Section 3.14(b).
      ---------------

     "Permitted Lien" shall mean (i) statutory liens for Taxes to the extent
      --------------
     that the payment thereof is not in arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions, easements, rights or restrictions of record on the uses of real property (or anything analogous thereto under the laws of Ireland) if the same do not detract from the value of the property encumbered thereby or impair the use of such property in the business of the Company as currently conducted, (iii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented to the extent that no payment or performance under any such lease or rental agreement is in arrears or is otherwise due, (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations and (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, .materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due in the case of (i)-(v), which have been incurred in the Ordinary Course of Business.

     "Person" shall mean any individual, partnership, limited liability company,
      ------
     association, joint stock company, trust, joint venture, unincorporated organization, Governmental Authority or other entity of any kind.

     "Planning Acts" shall mean the Local Government (Planning and Development)
      -------------
     Acts 1963-1999 and the Building Control Act 1990.

     "Products" shall mean all current products and services of the Target
      --------
     Companies, any subsequent versions of such products currently being developed, any products currently being developed by the Company which are designed to supersede, replace or function as a component of such products, and any upgrades, enhancements, improvements and modifications to the foregoing.

     "Properties" shall have the meaning set forth in Section 3.7(c)(i).
      ----------

     "Qualtron U.S." shall have the meaning set forth in the Recitals.
      -------------

     "Qualtron U.S. Shares" shall have the meaning set forth in the Recitals.
      --------------------

     "Real Property Leases" shall have the meaning set forth in Section
      --------------------
     3.7(c)(i).

     "Registration Exchange" shall have the meaning set forth in Section 6.9.
      ---------------------

     "Related Benefit Schemes" shall have the meaning set forth in Section
      -----------------------
     3.14(b).

     "Related Entity" shall have the meaning set forth in Section 3.14(hh)(iii).
      --------------

     "Report" shall have the meaning set forth in Section 1.5(d).
      ------

     "SDCA 1999" shall have the meaning set forth in Section 3.19(ee).
      ---------

     "SEC" shall have the meaning set forth in Section 5.5.
      ---

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Seller Indemnitees" shall have the meaning set forth in Section 9.4.
      ------------------

     "Seller Representative" shall have the meaning set forth in Section
      ---------------------
     14.4(a).

     "Sellers" shall have the meaning set forth in the introductory paragraph.
      -------

     "Shares" shall have the meaning set forth in the Recitals.
      ------

     "Statement" shall have the meaning set forth in Section 1.5(b).
      ---------

     "Stockholders Agreement" shall have the meaning set forth in Section 6.6.
      ----------------------

     "Subsidiary" shall mean, with respect to any Person, any other Person of
      ----------
     which such Person owns, directly or through one or more Subsidiaries, capital stock or other equity interests of any kind having ordinary voting power to elect a majority of the board of directors (or the equivalent) of such other Person.

     "Subsidiary Charter Documents" shall have the meaning set forth in Section
      ----------------------------
     3.2(a).

     "Target Companies" shall mean the Company and each of its Subsidiaries,
      ----------------
     from time to time.

     "Target Working Capital" shall mean IR (Pounds)6,656,128.
      ----------------------

     "Taxes" and "Taxation" shall mean any United States federal, state, local,
      -----       --------
     Irish, other foreign, or other tax, fee, levy, duty, custom, assessment, impost or other governmental charge, including any income, surtax, franchise, corporation, advance corporation, gross receipts, property, sales, use, services, value added, capital gains, petroleum revenue, gift, inheritance, withholding, social security, estimated, accumulated earnings, alternative or add-on minimum, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, excise, severance, stamp, occupancy, customs or occupation tax, estate duty, stamp duty, capital duty, customs duty, excise duty, pay-related social insurance and other similar contributions, PAYE, rates, and any interest, additions to tax, surcharges and penalties in connection therewith.

     "Tax Returns" shall mean all returns, including amendments thereto,
      -----------
     declarations, reports, estimates, information returns and statements regarding Taxes which are or were filed or required to be filed under applicable law, whether on a consolidated, combined, unitary or individual basis.

     "Termination Date" shall have the meaning set forth in Section 10.1.
      ----------------

     "Transaction Agreements" shall mean the Escrow Agreement, the employment
      ----------------------
     agreements with the Manager Sellers and the Stockholder Agreement.

     "TSE" shall mean the Toronto Stock Exchange.
      ---

     "Unadjusted Purchase Price" shall have the meaning set forth in Section
      -------------------------
     1.4.

     "U.S. Acquisition" shall have the meaning set forth in the Recitals.
      ----------------

     "U.S. GAAP" shall mean generally accepted accounting principles in the
      ---------
     United States as in effect from time to time.

     "U.S. Plan" shall have the meaning set forth in Section 3.14(hh).
      ---------

     "Welfare Plan" shall have the meaning set forth in Section 3.14(hh).
      ------------

     "Working Capital" shall mean the excess of current assets over current
      ---------------
     liabilities, as determined and classified in accordance with Irish GAAP and as set forth on the Closing Balance Sheet.

     13.2.  Interpretation.

            (a) Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

            (b) The words "hereof", "herein", "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and, unless otherwise provided, reference to a particular Section shall refer to the applicable Section of this Agreement and shall include all subsections thereof.

            (c) Definitions shall be equally applicable to both nouns and verbs and the singular and plural forms of the terms defined.

            (d) The masculine, feminine and neuter genders shall each include the other.

            (e) The word "including" shall mean "including without limitation."

14.  General.

     14.1.    Cooperation.

  The Target Companies, the Sellers, Parent and Buyer shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed, such additional instruments as the other may reasonably request for the purpose of consummating the purchase of the Shares and the other transactions contemplated by this Agreement. Each of the Sellers will cooperate and use his best efforts to have the officers, directors and employees of the Target Companies cooperate with Parent and Buyer on and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing.

     14.2.     Effect of Investigation, Disclosure.

               (a) No investigation by the parties hereto in connection with this Agreement or otherwise shall affect the representations and warranties of the parties contained herein or in any certificate or other document delivered in connection herewith and each such representation and warranty shall survive such investigation.

               (b) Any item disclosed in any Company Disclosure Schedule shall be deemed to have been disclosed in each other Company Disclosure Schedule solely to the extent that the applicability of such item to such other Company Disclosure Schedule is clear on the face of such disclosure.

               (c) Each of the parties intend that each representation, warranty, and covenant contained herein shall have independent significance.

               (d) If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

      14.3.    Successors and Assigns.

  This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns and the heirs and legal representatives of any individual party hereto; provided, however, that (a) Buyer may assign any or all of its rights and interests hereunder to one or more of its Affiliates and (b) each of Parent and Buyer may assign its rights hereunder as security for its borrowings, it being understood that no such assignment shall relieve Parent or Buyer of its obligations hereunder.

     14.4.     Seller Representative.

               (a) Each of the Manager Sellers hereby appoints Cillian Feiritear as the agent, proxy, and attorney-in-fact for the Manager Sellers (in such capacity, the "Seller Representative") for all purposes under
                             ---------------------
     this Agreement (including without limitation full power and authority to act on the Manager Sellers' behalf) to take any action, should it elect to do so in its sole discretion, (i) to consummate the transactions contemplated under this Agreement, (ii) to conduct or cease to conduct, should it elect to do so in its sole discretion, the defense of all claims against any of the Manager Sellers in connection with this Agreement, and settle all such claims in its sole discretion on behalf of all the Manager Sellers and exercise any and all rights which the Manager Sellers are permitted or required to do or exercise under this Agreement and (iii) to execute and deliver, should it elect to do so in its sole discretion, on behalf of the Manager Sellers any amendment to this Agreement so long as such amendment shall apply to all of the Manager Sellers, and to take all other actions to be taken by or on behalf of the Manager Sellers and exercise any and all rights which the Manager Sellers are permitted or required to do or exercise under this Agreement; provided, however, that
                                                      --------  -------
     the Seller Representative shall have no obligation to conduct any defense or settle any claim or enter into any amendment or take any other action whatsoever on behalf of any Manager Seller under this Section 14.4 or otherwise in his capacity as Seller Representative. Notwithstanding anything to the contrary in this Section 14.4(a) or elsewhere in this Agreement, the Manager Sellers may take any action that this Agreement provides may or shall be taken by the Seller Representative (whether such provision is set forth in this Section 14.4(a) or elsewhere in this Agreement) if such action is taken with the written consent of at least a majority in interest of the Manager Sellers and the Buyer. Any action so taken by the Manager Sellers shall be binding upon the Seller Representative, and the Seller Representative shall take no action which is contrary thereto without the written consent of at least a majority in interest of the Manager Sellers and the Buyer.

               (b) Each of the Manager Sellers hereby agrees not to assert any claim against, and to indemnify and hold harmless the Seller Representative from and against any and all Losses incurred by, the Seller Representative relating to Seller Representative's capacity as Seller Representative other than such claims or Losses resulting from the Seller Representative's gross negligence or willful misconduct.

      14.5.    Entire Agreement.

  This Agreement (including the schedules and annexes hereto) and the documents and instruments delivered pursuant hereto constitute the entire agreement and understanding among the Sellers, the Seller Representative, the Target Companies, Parent and Buyer with respect to the subject matter hereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by Enterprise, the Seller Representative, the Company, Parent, and Buyer.

     14.6.     Counterparts.

  This Agreement may be executed in any number of counterparts which together shall constitute one instrument.

     14.7.     Expenses.

  If the purchase of the Shares and the other transactions contemplated hereby are not consummated, each party shall pay the fees and expenses of its own agents, representatives, accountants and counsel incurred in connection with this Agreement and the transactions contemplated hereby. If the purchase of the Shares and the other transactions contemplated hereby are consummated, (a) Parent will pay (i) the fees and expenses of its and Buyer's agents, representatives, accountants and counsel, (ii) the fees and expenses of Sellers' and the Target Companies' accountants incurred in connection with this Agreement and the transactions contemplated hereby (including the costs referred to in Section 6.2), (iii) all fees and expenses related to any financing arrangements required for Buyer to pay the Manager Cash Consideration or the Enterprise Cash Consideration, and (iv) all fees and expenses, if any, directly related to any required filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the transactions contemplated hereby, and (b) the Sellers will pay the fees and expenses of their and the Target Companies' agents, representatives and counsel incurred in connection with this Agreement and the transactions contemplated hereby.

     14.8.     Notices.

  All notices, requests, demands and communications to or upon the respective parties hereto to be deemed to have been given upon: (a) delivery by hand, (b) delivery by facsimile (provided that a confirmatory copy of such facsimile is sent by internationally recognized overnight courier or registered or certified mail, postage prepaid and return receipt requested no later than the following business day) or (c) two business days after being sent by internationally recognized overnight courier. All notices, requests, demands or communications required or permitted hereunder shall be in writing.

     If to Parent, Buyer or, after the Closing, the Company, addressed to them at:

     SMTC Corporation
     c/o SMTC Manufacturing Corporation of Canada
     625 Hood Road
     Markham, Ontario
     CANADA L3R 4N6
     Attention: President
     Facsimile: +905-479-9686

     with a copy to:

     Ropes & Gray
     One International Place
     Boston, Massachusetts  02110-2624
     UNITED STATES
     Attention: Alfred O. Rose
     Facsimile: +617-951-7050

     and with a copy to:

     McMillan Binch
     Suite 3800
     South Tower, Royal Bank Plaza
     Toronto, Ontario
     CANADA M5J 2J7
     Attention: Stephen C.E. Rigby
     Facsimile: +416-865-7848

     If to the Sellers or, prior to the Closing, the Company, addressed to them at:

     c/o Qualtron Teoranta
     6 Argyle Square
     Donnybrook, Dublin 4
     IRELAND
     Attention: Cillian Feiritear
     Facsimile: +353-1-6689200

     with a copy to:

     BCM Hanby Wallace, Solicitors
     1 High Street, Dublin 8
     IRELAND
     Attention: Feargal Brennan and James Moran
     Facsimile: +353-1-6056966

     14.9.  Governing Law; Jurisdiction.

            (a) This Agreement shall be construed in accordance with the laws of Ireland without giving effect to the conflicts of law principles thereof (provided that each of the Stockholders Agreement and the Escrow Agreement shall be governed by the laws of the jurisdiction set forth therein).

            (b) Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Subsidiaries to submit, to the exclusive jurisdiction of the Courts of Ireland for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement, any agreement entered into in connection with this Agreement or relating to the subject matter hereof or thereof or in any way connected with, or related or incidental to, the transactions contemplated hereby or thereby, (ii) hereby waives, and agrees to cause each of its Subsidiaries to waive, to the extent not prohibited by applicable Legal Requirements, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement, any agreement entered into in connection with this Agreement or relating to the subject matter hereof or thereof or in any way connected with, or related or incidental to, the transactions contemplated hereby or thereby may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain or to permit any of its Subsidiaries to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement, any agreement entered into in connection with this Agreement or relating to the subject matter hereof or thereof or in any way connected with, or related or incidental to, the transactions contemplated hereby or thereby other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by the laws of Ireland.

     14.10. Exercise of Rights and Remedies.

 No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     14.11. No Third-Party Beneficiaries.

 This Agreement is not intended to be for the benefit of and shall not be enforceable by any person who or which is not a party hereto (or a permitted assign or successor to such party) other than Persons entitled to indemnification under Section 9.

     14.12. Reformation and Severability.

 In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     14.13. Waiver of Pre-emption Rights.

 The Sellers hereby waive all pre-emption rights to which they may be entitled in respect of the transfer of the Shares by virtue of the Articles of Association of the Company or otherwise and hereby authorize and require the Board to register in the name of the Buyer or its designee, every transfer of shares in the Company to the Buyer or its designee pursuant to this Agreement.

     14.14. Press Releases and Announcements.

 No party hereto shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of Parent, Enterprise and the Seller Representative; provided, however, that Parent may make any public disclosure it believes in good faith is required by applicable securities laws or any applicable listing or trading agreement (in which case Parent will provide Enterprise and the Seller Representative with the opportunity to review in advance such disclosure).

 In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

                                    SMTC Corporation


                                    By:   /s/ Paul Walker
                                        -------------------------
                                        Name: Paul Walker
                                        Title: President

                                    SMTC Manufacturing Corporation Of Canada


                                    By:   /s/ Paul Walker
                                        -------------------------
                                        Name: Paul Walker
                                        Title: President

                                    Qualtron Teoranta


                                    By:   /s/ Cillian Feiritear
                                        -------------------------
                                        Name: Cillian Feiritear
                                        Title: Director

                                    Present when the common seal of Qualtron
                                    Teoranta was affixed hereto:


                                          /s/ Cillian Feiritear
                                    -----------------------------
                                    Cillian Feiritear, Individually and as
                                    Seller Representative


                                          /s/ Patrick Dunne
                                    -----------------------------
                                    Patrick Dunne, Individually



                                          /s/ Patrick Moore
                                    -----------------------------
                                    Patrick Moore, Individually

                                    Enterprise Equity (IRL) Limited


                                    By:   /s/ Conor O'Connor
                                        -------------------------
                                        Name: Conor O'Connor

                                    As duly authorized officer of
                                    Enterprise Equity (IRL) Limited

                                                                         ANNEX I
                                General Release

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, after consultation with counsel, [Seller], (the Releasor"), hereby voluntarily and knowingly releases and forever discharges,
--------

     (a)  Qualtron Teoranta, an Irish corporation, (the "Company"), each direct
                                                         -------
     or indirect Subsidiary of the Company, and their respective predecessors, successors and assigns (collectively, the "Entity Releases"); and
                                                ---------------

     (b) each present and former director, officer and employee of any Entity Release, solely in such individual's capacity as a director, officer or employee in connection with the Claims (as hereinafter defined) (collectively with the Entity Releases, the "Releases"),
                                                  --------

from all manner of claims, liabilities, obligations, actions, proceedings, causes of action or suits, in law or at equity, debts, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, agreements, promises, damages, costs, expenses, judgments, executions and demands or any kind or nature whatsoever, at law or in equity, whether known or unknown, which the Releasor or any of the Releasor's beneficiaries, heirs, executors or administrators (collectively, the "Releasor's Affiliates") ever had, now has or hereafter can,
                    ---------------------
shall or may have, or that any one claiming through or under them may have, against or with respect to any of the Releases for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release (collectively, the "Claims").
                                 ------

     The Releasor hereby agrees that if such Releasor or any of the Releasor's Affiliates, or any person acting on behalf of, or in a representative capacity for, the Releasor or any of the Releasor's Affiliates, initiates any action, proceeding or suit against any Release which challenges the legality, validity or enforceability of any of the terms or provisions of this Release, the Releasor shall reimburse such Release, if and to the extent such Release has to enforce and defend this Release or such Releasee's rights hereunder against such challenge, for all legal and other costs and expenses incurred by such Releasee and for all payments made by such Releasee, if any, in connection with or satisfaction of any judgment, decree or settlement resulting from any such action, proceeding or suit.

     This Release is not to be construed as an admission of liability on the part of any Releasee. This Release may be modified only by written agreement of the Releasor and the Releasees. The provisions of this Release shall be severable in the event that any provision hereof (including any provision within a single paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. There shall exist no right in any person to claim a beneficial interest in this Release or any rights occurring by virtue of this Release other than the

Releasor and the Releasees. This Release shall be governed by and construed in accordance with the domestic substantive laws of Ireland without giving effect to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the undersigned has executed this Release on the ___ day of November, 2000.
                                          _____________________________
                                          [Seller]

                                      -2-